Exhibit 10.3

EXECUTION COPY

CREDIT AGREEMENT

dated as of

December 29, 2009,

among

TROPICANA ENTERTAINMENT INC.,

THE LENDERS PARTY HERETO

and

ICAHN AGENCY SERVICES LLC,

as Administrative Agent and Collateral Agent

and

ICAHN AGENCY SERVICES LLC,

as Sole Bookrunner and Sole Lead Arranger

i

3.21.	Labor Matters	40
3.22.	Sanctioned Persons. Patriot Act	40
3.23.	Casino Leases	40
3.24.	Citizenship	41
ARTICLE IV. Conditions of Lending		41
4.01.	All Credit Events	41
4.02.	First Credit Event	41
ARTICLE V. Affirmative Covenants		45
5.01.	Existence; Compliance with Laws; Businesses and Properties	45
5.02.	Insurance	45
5.03.	Payment of Obligations and Taxes	47
5.04.	Financial Statements, Reports, etc.	47
5.05.	Litigation and Other Notices	49
5.06.	Information Regarding Collateral	49
5.07.	[Intentionally Left Blank]	50
5.08.	Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings	50
5.09.	Use of Proceeds	50
5.10.	Employee Benefits	50
5.11.	Compliance with Environmental Laws	50
5.12.	Environmental Reporting	51
5.13.	Preparation of Environmental Reports	51
5.14.	Further Assurances	51
5.15.	Approvals to Security Documents	53
5.16.	Disqualification	53
ARTICLE VI. Negative Covenants		53
6.01.	Indebtedness	53
6.02.	Liens	55
6.03.	Investments, Loans and Advances	57
6.04.	Mergers, Consolidations, Sales of Assets and Acquisitions	58
6.05.	Restricted Payments; Restrictive Agreements	59
6.06.	Transactions with Affiliates	60
6.07.	Business of the Borrower, the Guarantors and Subsidiaries	60
6.08.	Other Indebtedness and Agreements	60
6.09.	Capital Expenditures	61
6.10.	Fixed Charge Coverage Ratio	61
6.11.	Leverage Ratio	61
6.12.	Minimum Liquidity	62
6.13.	Fiscal Year	62
6.14.	Sale and Leaseback Transaction	62
ARTICLE VII. Events of Default		62
ARTICLE VIII. The Administrative Agent and the Collateral Agent		66
8.01.	Appointment of Agents	66
8.02.	Powers and Duties	66
8.03.	General Immunity	66
8.04.	Agents Entitled to Act as Lender	68
8.05.	Lenders’ Representations, Warranties and Acknowledgment	68
8.06.	Right to Indemnity	68

8.07.	Successor Administrative Agent	69
8.08.	Security Documents	71
8.09.	Posting of Approved Electronic Communications	71
8.10.	Agents and Arrangers	73
ARTICLE IX. Miscellaneous		73
9.01.	Notices	73
9.02.	Survival of Agreement	74
9.03.	Binding Effect	74
9.04.	Successors and Assigns	74
9.05.	Expenses; Indemnity	78
9.06.	Right of Setoff	80
9.07.	Applicable Law	80
9.08.	Waivers; Amendment	80
9.09.	Application of Gaming Laws	81
9.10.	Interest Rate Limitation	83
9.11.	Entire Agreement	83
9.12.	WAIVER OF JURY TRIAL	84
9.13.	Marshalling; Payments Set Aside	84
9.14.	Severability	84
9.15.	Independence of Covenants	84
9.16.	Counterparts	84
9.17.	Headings	85
9.18.	Jurisdiction; Consent to Service of Process	85
9.19.	Confidentiality	85
9.20.	USA PATRIOT Act Notice	86
9.21.	Disclosure	86
9.22.	Effective Date	86

SCHEDULES

Schedule 1.01(a) — Guarantors

Schedule 1.01(b) — Mortgaged Property

Schedule 2.01 — Lenders and Commitments

Schedule 3.02 — Conflicts

Schedule 3.04 — Government Approvals

Schedule 3.07 — Title to Properties

Schedule 3.08 — Subsidiaries

Schedule 3.09 — Litigation

Schedule 3.16 — Environmental Matters

Schedule 3.17 — Insurance

Schedule 3.18(a) — UCC Filing Offices

Schedule 3.19(a) — Owned Real Property

Schedule 3.19(b) — Leased Real Property

Schedule 3.20 — Owned and Leased Ships/Vessels

Schedule 3.21 — Labor Matters

Schedule 3.23 — Casino Leases

Schedule 6.01 — Indebtedness

Schedule 6.02 — Liens

Schedule 6.05 — Restrictive Agreements

Schedule 6.08(a) — Material Contracts

EXHIBITS

Exhibit A — Form of Administrative Questionnaire

Exhibit B — Form of Assignment and Acceptance

Exhibit C — Form of Borrowing Request

Exhibit D — Form of Guarantee and Collateral Agreement

Exhibit E — Form of Ship Mortgage

Exhibit F — Form of Mortgage

Exhibit G — Form of Warrant

CREDIT AGREEMENT

CREDIT AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 29, 2009, among TROPICANA ENTERTAINMENT INC., a Delaware corporation (the “Borrower”), the lenders party hereto from time to time (the “Lenders”) and ICAHN AGENCY SERVICES LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

PRELIMINARY STATEMENT

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, on May 5, 2008, Borrower, the Guarantors and certain Affiliates each filed a voluntary petition for relief (collectively, the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, the Borrower has requested that the Lenders provide a senior secured credit facility in an aggregate maximum principal amount of $150,000,000, consisting of (i) a term loan facility in the aggregate principal amount of $130,000,000 and (ii) a revolving credit facility in a maximum aggregate amount of $20,000,000, to repay certain indebtedness, including the DIP Credit Agreement, to pay Bankruptcy Court-approved administrative claims and expenses, to provide for working capital, to pay fees and expenses relating to this Agreement and other general corporate purposes;

WHEREAS, the Lenders are willing to make available to the Borrower the Loans upon the terms and subject to the conditions set forth herein; and

WHEREAS, each of the Guarantors has agreed to guaranty the obligations of the Borrower hereunder in accordance with the terms of the Guaranty and Security Agreement and each of the Borrower and each of the Guarantors has agreed to secure its obligations to the Lenders hereunder with, inter alia, security interests in, and liens on, substantially all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising, all as more fully provided herein and in the Security Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.
Definitions

1.01.       Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Additional Guarantor” shall have the meaning assigned to such term in Section 5.14(b).

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.06(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Argosy III” shall mean the Argosy III Riverboat, Official Number 1023758, and all related fittings, furnishings, fixtures, equipment and appurtenances.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower, any Subsidiary or any Guarantor to any Person other than the Borrower or any Guarantor of (a) any Equity Interests of the Borrower or any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) surplus, damaged, obsolete, idle or worn out assets, scrap, in each case disposed of in the ordinary course of business, (iii) the cross-licensing or nonexclusive licensing of Intellectual Property in the ordinary course of business, (iv) the sale or issuance of any Subsidiary’s equity to any Loan Party, (v) the sale or discount of overdue accounts receivables arising in the ordinary course of business (consistent with customary industry practice and not as part of any bulk sale or financing of receivables), (vi) the sale of furniture, fixtures, equipment (including gaming equipment) in the ordinary course of business and (vii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $10,000,000 per sale, transfer or disposition and $20,000,000 in the aggregate for all such sales, transfers or dispositions made in accordance with this clause (vii) during the term of this Agreement).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Assignment of Earnings, Charters and Insurances” shall refer to each assignment of earnings, charters and insurances, in form and substance reasonably acceptable to the Administrative Agent, entered into in connection with each Ship Mortgage and creating a security interest in the Assigned Property (as defined in the Assignment of Earnings, Charters and Insurances) under the UCC.

“Aztar” shall mean Aztar Corporation, a Delaware corporation or any successor thereto.

“B-527” shall mean the support barge to Bayou Caddy’s Jubilee Casino with the name “B-527”, Official Number 514272, and all related fittings, furnishings, fixtures, equipment and appurtenances.

“Bankruptcy Cases” shall mean the chapter 11 bankruptcy cases of Tropicana Entertainment, LLC, Tropicana Entertainment Intermediate Holdings, LLC, CP Laughlin Realty, LLC and JMBS Casino LLC, jointly administered in the Bankruptcy Court under the lead case In re Tropicana Entertainment, LLC, Case No. 08-10856 (KJC).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” shall have the meaning set forth in the recitals hereto or shall mean any other court having competent jurisdiction over the Chapter 11 Cases.

“Bayou Caddy’s Jubilee Casino” shall mean the vessel with the name “Bayou Caddy’s Jubilee Casino”, Official Number 519419, and all related fittings, furnishings, fixtures, equipment and appurtenances.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America (or any successors).

“Borrowing” shall mean any Loans made on the same date.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures for (a) the additions to property, plant and equipment and other capital expenditures of the Borrower, its consolidated Subsidiaries and the Guarantors and their subsidiaries that are set forth in a consolidated statement of cash flows of the Borrower (including the Guarantors and their subsidiaries) for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries and the Guarantors and their subsidiaries during such period, but excluding in each case (i) any cash proceeds of Asset Sales to the extent reinvested in productive assets of the type specified in clause (a) above pursuant to the proviso in the definition of “Net Cash Proceeds” and (ii) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Charter” means each leasing or hiring of a Vessel, including, without limitation, each bareboat charter and time charter.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement.

“City of Evansville” shall mean the vessel with the name “City of Evansville”, Official Number 1035577, and all related fittings, furnishings, fixtures, equipment and appurtenances.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make either Term Loans or Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Commitments for all Loans is $150,000,000.

“Commitment Letter” shall mean the Commitment Letter dated as of May 4, 2009 among Tropicana Entertainment Inc., Icahn Capital LP, as agent and the Lenders party thereto, as the same shall have been amended, modified and/or otherwise supplemented from time to time.

“Communication” shall have the meaning assigned to such term in Section 8.09(a).

“Confirmation Order” shall mean the Finding of Facts, Conclusions of Law, and Order Confirming First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (together with the exhibits thereto) entered by the Bankruptcy Court on May 5, 2009 in the Bankruptcy Cases,  Docket No. 2001, as modified by the Tropicana AC Sale Order and as it may be supplemented, modified and/or amended from time to time.

“Confirmed Delaware Plan” shall mean the First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (together with the exhibits thereto) filed with the Bankruptcy Court on November 3, 2009 in the Bankruptcy Cases, Docket No. 2545, as it may be supplemented, modified and/or amended from time to time.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income tax expense for such period (not including any gaming taxes), (iii) all amounts attributable to depreciation and amortization for such period, (iv) costs and expenses resulting from administrative expenses paid with respect to the Chapter 11 Cases for professional fees and expenses, (v) any non-cash charges (including, but not limited to, the write down of current assets), losses or expenses for such period, (vi) losses or expenses related to force-majeure events to the extent such losses or expenses are covered by an effective insurance policy, (vii) non-cash stock-option based and other equity based compensation expenses, and (viii) severance expenses and charges related to the termination of employees and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period, (ii) any non-cash gains for such period and (iii) to the extent included in determining such Consolidated Net Income, and amounts received in respect of the Tropicana Garage Insured Claims for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower, the Subsidiaries and the Guarantors for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Tropicana Holdings during such period as though such charge, tax or expense had been incurred by the Borrower, to the extent that the Borrower has made or would have be entitled to have made under the DIP Loan Documents, any payment to or for the account of Tropicana Holdings in respect thereof); provided, that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any Person accrued prior to the date it becomes a subsidiary or is merged into or consolidated with the Borrower, any Subsidiary or any Guarantor or prior to the date that such Person’s assets are acquired by the Borrower, any Subsidiary or any Guarantor, (c) the income of any Person in which any other Person (other than the Borrower or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest to the extent such net income is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Person, directly or indirectly, to the Borrower or any Subsidiary (or to an Guarantor if applicable) and (d) any gains or losses attributable to sales of assets out of the ordinary course of business or any other extraordinary gains or losses.  For the avoidance of doubt, references to the Borrower, the Subsidiaries and the Guarantors in this definition include any predecessor(s) of the Borrower, any Subsidiary or any Guarantor, for the purposes of calculating “Consolidated Net Income” during any period prior to the Effective Date.

“Consolidated Net Interest Expense” shall mean, for any period, (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations or any dividends or other payments made in respect of any Equity Interest) of the Borrower, the Subsidiaries and the Guarantors for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of the Borrower, any Subsidiary or any Guarantor that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP minus (b) the sum of (i) total interest income of the Borrower, the Subsidiaries and the Guarantors for such period, in each case determined in accordance with GAAP plus (ii) non-cash charges related to the amortization or write-off of debt discount or debt issuance costs and commissions to the extent included in the interest expense for such period. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower, any Subsidiary or any Guarantor with respect to interest rate Hedging Agreements.  For the avoidance of doubt, references to the Borrower, the Subsidiaries and the Guarantors in this definition include any predecessor(s) of the Borrower, any Subsidiary or any Guarantor, for the purposes of calculating “Consolidated Net Interest Expense” during any period prior to the Effective Date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the Term Loan facility and the Revolving Loan facility provided for by this Agreement.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that has (a) defaulted in its obligation to make a Loan required to be made or funded by it hereunder, (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) become insolvent or the assets or management of which has been taken over by any Governmental Authority.

“DIP Loan Documents” shall mean the DIP Credit Agreement and the DIP Security Documents.

“DIP Credit Agreement” shall mean that certain Senior Secured Super-Priority Debtor in Possession Credit Agreement, dated as of May 5, 2008, and as amended, modified or otherwise supplemented from time to time prior to the date hereof, among Tropicana Entertainment, LLC, as a debtor and a debtor in possession, Tropicana Entertainment Intermediate Holdings, LLC, as a debtor and a debtor in possession, CP Laughlin Realty, LLC, as a debtor and a debtor in possession, JMBS Casino LLC, as a debtor and a debtor in possession, the lenders party thereto, and The Foothill Group, Inc. (as successor to Silver Point Finance, LLC), as administrative agent and as collateral agent.

“DIP Security Documents” shall mean the “Security Documents” as defined in the DIP Agreement.

“Disqualification” shall mean, with respect to any Lender:

(a)           the failure of such Person to file timely (or obtain a waiver) pursuant to applicable Gaming Laws (i) any application requested of that Person by any Gaming Authority in connection with any licensing required of that Person as a Lender or (ii) any required application or other papers in connection with any determination of the suitability of that Person as a Lender;

(b)           the withdrawal by such Person (except where requested or permitted by the Gaming Authority) of any such application or other required papers; or

(c)           any final determination by a Gaming Authority pursuant to applicable Gaming Laws (i) that such Person is “unsuitable” as a Lender, (ii) that such Person shall be “disqualified” as a Lender or (iii) denying the issuance of any license required under applicable Gaming Laws to be held by such Lender.

“Disqualified Lender” shall mean any Defaulting Lender and any Lender subject to Disqualification.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all subsidiaries of the Borrower or the Guarantors that are incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” shall have the meaning assigned to such term in Section 9.22.

 “Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent and, except upon the occurrence and during the continuance of an Event of Default, the Borrower.

“Environmental Laws” shall mean all applicable current and future Federal, state and local laws (including common law), regulations, rules, ordinances, codes, and any legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment or natural resources, human health and safety as it relates to environmental protection, the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other written consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any issuance or sale by the Borrower, any Subsidiary or any Guarantor and their respective subsidiaries of any Equity Interests of the Borrower, an

Guarantor or any such subsidiary, as applicable, except in each case for (a) any issuance or sale to the Borrower, any Subsidiary or any Guarantor, (b) any issuance of directors’ qualifying shares and (c) sales or issuances of common stock of the Borrower to directors, management, consultants or any other employee of the Borrower, any Subsidiary or any Guarantor under any employee stock option or stock purchase plan or employee benefit plan or similar plan in existence from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) and, on and after the effectiveness of the Pension Act, any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) on and after the effectiveness of the Pension Act, a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code), the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or (i) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower, any such Subsidiary or any Guarantor could otherwise be liable.

“Event of Default” shall have the meaning assigned to such term in ARTICLE VII.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits (or imposed in lieu of net income taxes) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or in any other jurisdiction in which the Administrative Agent or such Lender is engaged in business (other than any business arising solely from the Administrative Agent or Lender having executed, delivered or performed its obligations, or its rights hereunder), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.22(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.21(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.21(a) and (d) any backup withholding tax required under law to be withheld from amounts payable to a Lender that has failed to comply with Section 2.21(e).

 “Fees” shall mean the Revolver Fee, the Administrative Agent Fee and the Unused Line Fee.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, vice president of finance, treasurer or controller of such Person.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Fixed Charges for such period.

“Fixed Charges” shall mean, for any period, the sum (without duplication) of (i) Consolidated Net Interest Expense for such period, (ii) scheduled payments of principal made during such period on account of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments, if any, in respect of Term Loans), (iii) the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (other than Capital Expenditures, to the extent financed with equity proceeds, asset sale proceeds, insurance proceeds or Indebtedness) and (iv) the amount of all cash payments made by the Borrower and its Subsidiaries in respect of income taxes or income tax liabilities during such period (net of cash tax refunds received by the Borrower and its Subsidiaries during such period and excluding taxes related to asset sales not in the ordinary course of business).  For the avoidance of doubt, references to the Borrower or the Subsidiaries in this definition include any predecessor(s) of the Borrower or any Subsidiary for the purposes of calculating “Fixed Charges” during any period prior to the Effective Date.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Full Payment” shall mean, with respect to any Obligations, (i) the full and indefeasible cash payment thereof, including any interest, fees and other charges; and (ii) a release of any Indemnitee’ claims of the Loan Parties against the Agents and the Lenders arising on or before the payment date.

“GAAP” shall mean, subject to the limitations of application set out in Section 1.02, United States generally accepted accounting principles applied on a consistent basis.

“Gaming Authority” shall mean, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (c) the Clark County (Nevada) Liquor and Gaming License Board and the Douglas County (Nevada) Liquor License Board, and Gaming License Board, (d) the Mississippi Gaming Commission, (e) the Louisiana Gaming Control Board, (f) the New Jersey Division of Gaming Enforcement, (g) the NJ Commission, (h) the Indiana Gaming Commission and (i) any other applicable Governmental Authority that holds regulatory, licensing or permit authority over gaming or gaming activities that now or hereinafter has jurisdiction over all or any portion of the gaming activities of the Borrower, the Subsidiaries or the Guarantors.

“Gaming Laws” shall mean all applicable provisions of all constitutions, treaties, statutes and laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower, the Subsidiaries or the Guarantors within their respective jurisdictions and all rules, regulations, ordinances, approvals, orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality, regulatory body, board or commission.

 “Greenville” shall mean Greenville Riverboat, LLC, a Mississippi limited liability company, or any successor thereto.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiaries and the Guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean each Subsidiary and Guarantor listed on Schedule 1.01(a), the Additional Guarantors and each other subsidiary that is or becomes a party to the Guarantee and Collateral Agreement or otherwise provides a guarantee in respect of the Obligations.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and (b) any chemical, material, substance or waste defined or characterized as toxic, hazardous, a pollutant, or a contaminant or words of similar meaning that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Icahn Group” shall mean (i) Carl C. Icahn, (ii) his spouse and members of his immediate family (including siblings, children, grandchildren and children and grandchildren by adoption), (iii) any Affiliate Controlled by any the foregoing, (iv) in the event of incompetence or death of any of the persons described in paragraphs (i) and (ii) hereof, such person’s estate, executor, administrator, committee or other personal representative, in each case who at the particular date will beneficially own or have the right to acquire, directly or indirectly Equity Interests of the Borrower or (v) any trusts for their respective benefit, or any trust for the benefit of any such trust.

“Icahn Lender” means each of Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, and each of their respective successors and transferees.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (notwithstanding that the rights and remedies of the seller or lender under such agreement in an event of default may be limited to repossession or sale of such property, in which case the lesser of the amount of such obligation and the fair market value of such property shall constitute “Indebtedness”), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) all obligations of such Person as an account party in respect of letters of credit and (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interest. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Interest Payment Date” shall mean the last day of each calendar quarter.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

“Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“License Revocation” shall mean the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Authority covering any casino or gaming facility of the Borrower, the Subsidiaries or the Guarantors.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lighthouse Point Casino” shall mean the vessel “Lighthouse Point Casino”, Official Number 1022782 (Hull No. 310), in Greenville, Mississippi.

“Loan Documents” shall mean this Agreement, the Security Documents, the Confirmation Order, the promissory notes, if any, executed and delivered pursuant to Section 2.05(e) and any other document designated as a Loan Document by the Borrower and the Administrative Agent.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Term Loans and the Revolving Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, assets, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is a party, (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document or (d) the perfection or priority of the Liens granted pursuant to this Loan Documents.

“Material Indebtedness” shall mean (a) Indebtedness permitted under Section 6.01(a) in an aggregate principal amount exceeding $5,000,000 and (b) other Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower, any Subsidiary or any Guarantor in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower, any Subsidiary or any Guarantor in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower, such Subsidiary or such Guarantor would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” shall mean the date which is the earlier of (a) the third anniversary of the Effective Date and (b) the date on which all Loans become due and payable in full hereunder.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(j) or pursuant to Section 5.14, each substantially in the form of Exhibit F.

“Mortgaged Properties” shall mean the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedule 1.01(b), and shall include each other parcel of real property and improvements thereto with respect to which a mortgage is granted pursuant to the Guarantee and Collateral Agreement.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value at the time of such Asset Sale in the case of other non-cash proceeds), net of (i) selling expenses (including broker’s fees or commissions, accountants’ fees, investment banking fees, consulting fees, reasonable and documented legal fees and any other customary reasonable and documented fees and out-of-pocket expenses actually incurred in connection therewith, transfer and similar taxes), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset in such Asset Sale sold and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, (A) with respect to cash proceeds received on account of a casualty or condemnation, if no Default or Event of Default shall have occurred and shall be continuing at the time of such receipt or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds to the extent reinvested or committed to be reinvested in productive assets of a kind then used or usable in the business of the Borrower and the Guarantors within 180 days of receipt of such proceeds (provided that, to the extent of any commitment to reinvest, the Borrower or the Guarantors, as applicable, shall actually have reinvested such proceeds within 365 days following the date upon which such commitment to reinvest was made), after which time such proceeds to the extent not so reinvested or committed to be reinvested, as the case may be, shall be deemed to be Net Cash Proceeds and (B) with respect to cash proceeds received on account of any Asset Sale (other than on account of a casualty or condemnation), if no Default or Event of Default shall have occurred and shall be continuing at the time of such receipt or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds to the extent reinvested or committed to be reinvested in the business of the Borrower and the Guarantors within 180 days of receipt of such proceeds (provided that, to the extent of any commitment to reinvest, the Borrower or the Guarantors, as applicable, shall actually have reinvested such proceeds within 365 days following the date upon which such commitment to reinvest was made), after which time such proceeds to the extent not so reinvested or committed to be reinvested, as the case may be, shall be deemed to be Net Cash Proceeds and (b) with respect to any issuance or incurrence of Indebtedness for borrowed money or any Equity Issuance, the cash proceeds thereof, net of all attorneys’ fees, consulting fees, investment banking fees, taxes and other customary fees, underwriting discounts, commissions, costs and other expenses incurred in connection therewith.

“NJ Commission” shall mean the State of New Jersey Casino Control Commission.

“Obligations” shall mean the Loans and all other amounts and obligations owing by any Loan Party to the Administrative Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, loan, guaranty, indemnification or otherwise), present or future, arising under this Agreement, any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all cash management and other fees, interest, charges, expenses, attorneys’ fees and disbursements and other sums chargeable to any Loan Party under this Agreement and any other Loan Document

 “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies and all liabilities with respect thereto arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Act” shall mean the Pension Protection Act of 2006, as amended.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement and delivered in accordance with Section 5.14(i)(i).

“Permitted Business” shall mean the business currently conducted by the Borrower, the Subsidiaries and the Guarantors, businesses substantially similar to the business currently conducted by the Borrower, the Subsidiaries or the Guarantors, or any business or activity that is reasonably related, ancillary or complementary thereto or a reasonable extension, development or expansion thereof.

“Permitted Investments” shall mean:

(a)                                  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)                                 investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 by S&P or P-1 from Moody’s;

(c)                                  investments in certificates of deposit, banker’s acceptances, securities backed by standby letters of credit, time deposits, Eurodollar time deposits or overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and

(e)                                  investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above or in the form of cash equivalents (or foreign cash equivalents) or short term marketable debt securities.

“Permitted Tax Distributions” shall mean any dividend, payment or distribution to the Borrower or any Subsidiary to pay Taxes owed by the Borrower or any Subsidiary.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” shall mean the Confirmed Delaware Plan as supplemented, modified and/or amended: (i) to include the transactions, terms and conditions of and contemplated by this Agreement (and ancillary documents entered into in connection with this Agreement), and (ii) by this Agreement (and ancillary documents entered into in connection with this Agreement) and the Plan Modification Order; provided, that the terms and provisions of the Delaware Plan of Reorganization shall be consistent with this Agreement in all material respects; and, provided, further, that no such term or condition not provided for in this Agreement may be included in the Delaware Plan of Reorganization if such term or condition would be reasonably likely to (x) materially and adversely affect the Company or the Company Subsidiary or (y) delay the consummation of the transactions contemplated by this Agreement to a date later than the Outside Date.

“Platform” shall have the meaning assigned to such term in Section 8.09(b).

“Prepayment Premium” shall mean at any date, (i) with respect to any portion of any Term Loan that is repaid or prepaid (whether voluntarily, mandatorily (to the extent required pursuant to Section 2.12) or by way of acceleration) on such date, and (ii) with respect to any portion of the Revolving Loan that is prepaid on such date if at the time of such prepayment the Commitment relating to the Revolving Loan is terminated, an amount equal to 2%.

“Pro Rata Share” means with respect to each Lender, the percentage obtained by dividing (a) the outstanding principal amount of the Loans and unused Commitment of such Lender (or such Lender’s Commitment if no Loan is outstanding), by (b) the aggregate outstanding principal amount of the Loans of all Lenders (or all Lender’s Commitments, including the Revolving Commitment, if no Loan is outstanding).

“Purchase Agreement” shall mean the Amended and Restated Purchase Agreement, dated as of November 20, 2009, by and among Adamar of New Jersey, Inc., Manchester Mall, Inc., The Honorable Gary S. Stein, Tropicana Entertainment, LLC, Ramada New Jersey Holdings Corporation, Atlantic-Deauville, Inc., Adamar Garage Corporation, Ramada New Jersey, Inc., Tropicana Entertainment Inc., Tropicana Atlantic City Corp., Tropicana AC Sub Corp., and Credit Suisse, as the same may be further amended, restated, modified and/or otherwise supplemented from time to time.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, (a) Lenders having Loans and Commitments representing more than 50% of the sum of all Loans outstanding and Commitments (including the Revolving Commitments) at such time; provided that any Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Administrative Agent.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of the Borrower, any Subsidiary or any Guarantor, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.08(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower, any Subsidiary or any Guarantor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower, any Subsidiary or any Guarantor.

“Revolver Fee” shall have the meaning assigned to such term in Section 2.06(a).

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Commitments for Revolving Loans is $20,000,000.

“Revolving Lender” shall mean a Lender with a Revolving Commitment or an outstanding Revolving Loan.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“Secured Parties” shall mean from time to time the Lenders, the Administrative Agent, the Collateral Agent, any other holder of any Obligation and their successors and assigns.

“Security Documents” shall mean the Guarantee and Collateral Agreement, the Ship Mortgages, the Vessel Security Agreements, the Assignments of Earnings, Charters and Insurances and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.14, as may be applicable.

“Ship Mortgage” shall mean collectively, (a) a preferred ship mortgage in form and substance acceptable to the Administrative Agent, executed in favor of the Collateral Agent granting a first priority Lien upon the vessel Lighthouse Point Casino, (b) a preferred ship mortgage in form and substance acceptable to the Administrative Agent, executed in favor of the Collateral Agent granting a first priority Lien upon the vessel Argosy III, (c) a preferred ship mortgage in form and substance acceptable to the Administrative Agent, executed in favor of the Collateral Agent granting a first priority Lien upon the vessel Bayou Caddy’s Jubilee Casino and related support barge B-527, (d) a preferred ship mortgage in form and substance acceptable to the Administrative Agent, executed in favor of the Collateral Agent granting a first priority Lien upon the vessel City of Evansville, (e) a preferred ship mortgage in form and substance acceptable to the Administrative Agent, executed in favor of the Collateral Agent granting a first priority Lien upon the vessel Star of Vicksburg and (f) each other similar agreement which may hereafter be executed by the Borrower in favor of the Collateral Agent (including any such ship mortgage executed with respect to any other vessel used in connection with any related gaming operations), each substantially in the form of Exhibit E.

“Ship Mortgage Act” shall have the meaning assigned to such term in Section 3.18(d).

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower, any Subsidiary or any Guarantor is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower, any Subsidiary or any Guarantor of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower, the Subsidiaries or the Guarantors (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings and all liabilities with respect thereto imposed by any Governmental Authority.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Commitment” shall mean with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Term Commitments for Term Loans is $130,000,000.

“Term Lender” shall mean a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loans” shall mean the term loans made by the Lenders to the Borrower on the Effective Date pursuant to Section 2.01; provided that any such Term Loan, when funded, shall be funded at an original issue discount of 7%.

“Total Commitment” shall mean, at any time, the aggregate of all Lenders’ Commitments.

“Total Debt” shall mean, at any time, the Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unremimbursed drawings thereunder, and except for Indebtedness permitted by Section 6.01 (c), (e) or (f)).

“Tropicana AC Sale Order” shall mean the Order (A) Authorizing the Debtors to Enter into Amended and Restated Purchase Agreement for the Sale of the Tropicana Atlantic City Hotel and Casino and the Debtors’ Related Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (B) Granting the Debtors Authority to Consummate the Transactions Contemplated in the Amended and Restated Purchase Agreement; (C) Approving Corresponding Immaterial Modifications to the First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code; and (D) Granting Other Related Relief (and exhibits thereto) entered by the Bankruptcy Court on November 4, 2009 in the Bankruptcy Cases,  Docket No. 2549, as it may be supplemented, modified and/or amended from time to time.

“Tropicana Garage Insured Claims” shall mean any insurance payments in respect of (i) the “completed value builders risk” insurance policy issued by Zurich American Insurance Company or (ii) insurance policies covering business interruption at the Tropicana Casino and Resort in Atlantic City, New Jersey, issued by Lexington Insurance Company, U.S. Fire Insurance Company, Westchester Surplus Lines Insurance Company, Essex Insurance Company, certain underwriters at Lloyd’s, London, Hartford Insurance Company, Zurich American Insurance Company or any other insurance company, in each case relating to the collapse of a portion of a parking garage under construction at the Tropicana Casino and Resort in Atlantic City, New Jersey, on October 30, 2003.

 “Tropicana Holdings” shall mean Tropicana Intermediate Holdings, LLC, a Delaware limited liability company, as in existence prior to the date hereof.

“Unused Line Fee” shall have the meaning assigned to such term in Section 2.06(c).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Vessel” shall have the meaning assigned to such term in Section 3.20.

“Vessel Security Agreement” shall refer to each vessel security agreement, in form and substance acceptable to the Administrative Agent, entered into in connection with each Ship Mortgage and creating a security interest in each vessel under the UCC in the event any such vessel covered by a Ship Mortgage is determined to not be a “vessel” as required therein.

“Warrants” means the warrants substantially in the form of Exhibit G.

 “wholly owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02.       Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in ARTICLE VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend ARTICLE VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

ARTICLE II.
The Credits

2.01.       Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, as of the date hereof:

(a)           each Term Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Effective Date in a principal amount not to exceed its Term Commitment. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(b)           each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time from the period commencing on the Effective Date and ending 45 days prior to the third anniversary of the Effective Date, in an aggregate amount at any time outstanding not to exceed its Revolving Commitment.

Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.  Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

2.02.       Loans.

(a)           Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account at such bank as the Administrative Agent may designate not later than 12:00 p.m. (noon), New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(c)           Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.  Nothing in this Section 2.02(c) shall be deemed to relieve any Lender of its obligation to fulfill its commitments hereunder or to prejudice any rights of the Borrower against the Lender as a result of any default by such Lender hereunder.

2.03.       Revolver Borrowing Procedure.  In order to request a Borrowing under the Revolving Facility, the Borrower shall notify the Administrative Agent of such request by telephone not later than 10:00 a.m., New York City time two Business Days before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, email or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) the date of such Borrowing (which shall be a Business Day); (ii) the number and location of the account to which funds are to be disbursed; and (iii) the amount of such Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Sections 2.01 and 2.02. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.  The Revolving Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $2,000,000; or (ii) equal to the remaining available balance of the Revolving Commitment.

2.04.       Use of Proceeds.  The proceeds of the Loans shall be applied by the Borrower (and, to the extent distributed to them by the Borrower, each other Loan Party) solely (a) to repay certain Indebtedness, including all amounts due under the DIP Credit Agreement, (b) to pay certain Bankruptcy Court approved administrative claims and expenses, and (c) to pay fees and expenses related to this Agreement, and (d) for working capital, capital expenditures and other general corporate purposes of the Loan Parties.

2.05.       Evidence of Debt; Repayment of Loans.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Sections 2.09 and 2.10.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to Sections 2.05(b) and 2.05(c) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)           Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

2.06.       Fees.

(a)           The Borrower agrees to pay to the Icahn Lenders, on a pro rata basis, through the Administrative Agent, on the Effective Date, the revolver fee (the “Revolver Fee”) in an amount equal to $1,400,000.

(b)           The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee payable on the Effective Date and each anniversary thereof, in the amount of $100,000; provided, however, that if the Administrative Agent resigns at any time, the pro rata portion of the Administrative Agent Fee (defined below) paid for such year shall be returned to the Borrower, or, in the event that neither Icahn Agency Services LLC nor one of its Affiliates is the Administrative Agent, such other reasonable amount necessary to pay such other Administrative Agent’s fees which amount shall be reasonably acceptable to the Borrower (the “Administrative Agent Fee”).

(c)           The Borrower agrees to pay to the Icahn Lenders other than any Defaulting Lenders, on a pro rata basis, through the Administrative Agent, on the last day of each fiscal quarter occurring after the Effective Date (or the next Business Day if the last day of such quarter is not a Business Day) an unused line fee (the “Unused Line Fee”) payable in arrears, in an amount equal to 0.75% per annum multiplied by the daily average undrawn portion of the Revolving Facility

(without regard to the undrawn amount existing prior to the Effective Date); provided that upon an Event of Default caused by an Icahn Lender  that causes the Revolving Facility to not actually be available to the Borrower, then the Unused Line Fee shall not be due and payable for that portion of the Revolving Facility not actually available.

(d)           All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, on a pro rata basis. Once paid, none of the Fees shall be refundable under any circumstances.

2.07.       Interest on Loans.

(a)           Subject to the provisions of Section 2.08, the Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to 15%.

(b)           Interest on each Loan shall be payable in arrears on the Interest Payment Dates except as otherwise provided in this Agreement.

2.08.       Default Interest.  If any Event of Default is continuing, then, until such Event of Default is cured, remedied or waived, to the extent permitted by law, the Loans shall bear interest (after as well as before judgment), payable on demand, at the rate otherwise applicable to such Loan pursuant to Section 2.07 plus 2.00% per annum.

2.09.       Repayment of Term Borrowings.

(a)           The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each of the first and second anniversaries of the Effective Date, or if either such date is not a Business Day, on the next preceding Business Day the lesser of  (i) $1,300,000 of the principal amount of the Term Loans and (ii) the balance of the then outstanding principal amount of the Term Loans, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)           To the extent not previously paid, all Loans shall be due and payable on the Maturity Date together with all accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment.

2.10.       Termination and Reduction of Commitments.

(a)           The Term Commitments shall automatically terminate upon the making of the Term Loans on the Effective Date. The Revolving Commitments shall automatically terminate 45 days prior to the third anniversary of the Effective Date.

(b)           Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Commitment or the Revolving Commitments; provided, however, that each partial reduction of the Revolving Commitments shall be in an integral multiple of $500,000 and in a minimum amount of $1,000,000 and the aggregate Revolving Commitments shall not be reduced to an amount that is less than the aggregate amount of Revolving Loans then outstanding.

(c)           Each reduction in the Term Commitments or the Revolving Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Term Commitments or Revolving Commitments, as the case may be.  The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees (if any) on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

2.11.       Optional Prepayment.

(a)           The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice), to the Administrative Agent before 12:00 p.m. (noon), New York City time; provided, however, that (i) each partial prepayment shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000, and (ii) there shall be no prepayments of Term Loans unless all of the Revolving Loans have been paid in full and the Revolving Commitments shall have been terminated or reduced to zero, and (iii) each such prepayment shall be made subject to the provisions of Section 2.12(g).

(b)           Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable (other than in connection with a refinancing) and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be without premium or penalty, but shall include the applicable Prepayment Premium.  All prepayments under this Section 2.11 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and applicable Prepayment Premium.

2.12.       Mandatory Prepayments.

(a)           From and after the Effective Date, not later than the first Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.12(d).

(b)           From and after the Effective Date, in the event that any Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the first Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.12(d).

(c)           [Reserved]

(d)           Mandatory prepayments described in Sections 2.12(a) to 2.12(b) shall be applied, subject to the provisions of Section 2.12(f), (A) first, to the repayment of outstanding Term Loans and (B) then, in the event that the Term Loans have been paid in full, to the repayment of outstanding Revolving Loans (without a corresponding reduction in the Revolving Commitments).

(e)           The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.12 shall be without premium or penalty (except the applicable Prepayment Premium), and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(f)            Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment under this Section 2.12 (each, a “Waivable Prepayment”) not less than three (3) Business Days prior to the date (the “Prepayment Date”) on which the Borrower is required to make such Waivable Prepayment, the Borrower shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Loan or Commitment of the amount of such Lender’s Pro Rata Share of such Waivable Prepayment and such Lender’s option to refuse such prepayment. Each such Lender may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before the first Business Day prior to the Prepayment Date (it being understood that any Lender which does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders (which shall be applied in accordance with Section 2.12(d)) to the extent of any excess, to the Borrower for any of the purposes permitted hereunder.

(g)           All prepayments (whether optional under Section 2.11, mandatory under Section 2.12(a) or (b), or otherwise including by way of acceleration) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and any Prepayment Premium.

2.13.       Reserve Requirements; Change in Circumstances.

(a)           Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on such Lender any other condition affecting this Agreement, and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender (acting reasonably) to be material, then the Borrower will pay to such Lender, as the case may be, upon demand such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender (acting reasonably) to be material, then from time to time the Borrower shall pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Sections 2.13(a) or 2.13(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

(d)           Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under Sections 2.13(a) or 2.13(b) with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

2.14.       Pro Rata Treatment.

(a)           Each payment of interest on the Loans shall be allocated pro rata among the Lenders in accordance with their respective principal amounts of their outstanding Loans.

(b)           Each payment or prepayment of principal of any Revolving Loan shall be allocated pro rata among the Revolving Lenders in proportion to their respective principal amounts of their outstanding Revolving Loans.

(c)           Unless otherwise provided in this Agreement, each payment or prepayment of principal of any Term Loan shall be allocated pro rata among the Term Lenders in proportion to their respective principal amounts of their outstanding Term Loans.

(d)           Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

2.15.       Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements.

2.16.       Payments.

(a)           The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 p.m. (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at such accounts at such banks as designated by the Administrative Agent from time to time.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)           Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)           All monies to be applied to the Obligations, whether arising from payments by Loan Parties, realization on Collateral, setoff or otherwise, shall be allocated as follows (i) first, to unpaid fees and reimbursement of unpaid expenses of the Agents, (ii) second, to any unpaid fees and reimbursement of unpaid expenses of the Lenders to the extent constituting part of the Obligations, (iii) third, to unpaid interest, (iv) fourth, ratably to repay the principal of the Revolving  Loans, (v) fifth, to repay the principal of Term Loans, and (vi) last, to all other Obligations. Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in this Section are solely to determine the rights and priorities of the Agents and Lenders as among themselves, and may be changed by agreement among them without the consent of any Loan Party. This Section is not for the benefit of or enforceable by the Borrower.

2.17.       Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any such Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions of Indemnified Taxes applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, the Borrower shall pay, and authorizes the Administrative Agent to pay in its name, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrower shall indemnify the Administrative Agent and each Lender within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on behalf of itself, a Lender, shall be conclusive absent manifest error; provided that if the Borrower reasonably believes that such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent or the Lender will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower certifying to such entitlement to exemption from, or a reduced rate of, withholding or at a reduced rate.  Any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to the Borrower (with a copy to the Administrative Agent) IRS Form W-9 or such other documentation or information prescribed by law or reasonably requested to determine whether such Lender is subject to backup withholding,  information reporting requirements, or other similar provisions.

(f)            If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes (including a credit in lieu of a cash refund) as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to that Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the Governmental Authority with respect to such refund); provided that the Loan Parties, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any Lender in the event the Administrative Agent or such Lender is required to repay such refund to the Governmental Authority. This Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information it deems confidential) to the Loan Parties or to apply for any refund.

2.18.       Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a)           In the event that (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.13, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.17, (iii) any Lender defaults in its obligation to make Loans hereunder or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification has been consented to by the Required Lenders, the Borrower or the Administrative Agent may at the sole expense and effort of the Borrower (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment) and, in addition, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, respectively, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.13); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.15 or the amounts paid pursuant to Section 2.17, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.17, as the case may be (including as a result of any action taken by such Lender pursuant to Section 2.18(b)), or if such Lender shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall waive its right to further payments under Section 2.17 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.18(a).

(b)           If (i) any Lender shall request compensation under Section 2.13, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.17, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.13 or would reduce amounts payable pursuant to Section 2.17, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

ARTICLE III.
Representations and Warranties

From and after the Effective Date, the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders, with respect to itself and each of its Subsidiaries, that, from and after the Effective Date:

3.01.       Organization; Powers.  The Borrower, each of the Subsidiaries and each of the Guarantors (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in, and is in good standing (where such concept is relevant) in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party and, in the case of the Borrower, to borrow hereunder.

3.02.       Authorization; No Conflict.  The Loan Documents (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, any Subsidiary or any Guarantor except as would not have a Material Adverse Effect, (B) any order of any Governmental Authority except as would not have a Material Adverse Effect or (C) except as set forth on Schedule 3.02, any material provision of any material indenture, agreement or other instrument to which the Borrower, any Subsidiary or any Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument that (other than with respect to the Loan Documents) could reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any material property or material assets now owned or hereafter acquired by the Borrower, any Subsidiary or any Guarantor (other than any Lien created hereunder or under the Security Documents or as expressly permitted hereunder) that (other than with respect to the Loan Documents) could reasonably be expected to result in a Material Adverse Effect.

3.03.       Enforceability.  This Agreement has been duly executed and delivered by the Borrower and the Guarantors and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

3.04.       Governmental Approvals.  Except as set forth on Schedule 3.04, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority (other than a Gaming Authority) is or will be required to enter into the Loan Documents and borrow funds in connection therewith except for such as have been made or obtained and are in full force and effect. The Borrower, the Subsidiaries and the Guarantors have made, or promptly after the Effective Date will make, all necessary applications to and, subject to any additional time to obtain such consents, approvals and rulings contemplated by Section 5.15 or as set forth on Schedule 3.04, have procured all necessary consents, approvals and favorable rulings of all applicable Gaming Authorities to (i) pledge the Equity Interests of the Borrower, the Guarantors and their subsidiaries, where relevant, pursuant to the Guarantee and Collateral Agreement, (ii) the restrictions on transfer and hypothecation of the stock and equity securities of such Persons contained in Sections 6.02 and 6.04 of this Agreement and otherwise in the other Loan Documents and (iii) otherwise enter into the Loan Documents and borrow funds in connection therewith.

3.05.       Financial Statements.  The Borrower has heretofore furnished to the Lenders:

(a)           audited annual financial statements consolidated or combined, as applicable, of each of (w) Tropicana Entertainment, LLC, (x) Columbia Properties Vicksburg LLC, (y) JMBS Casino, LLC and (z) Greenville (each of (w) - (z)  individually, a “Tropicana Reporting Entity” and collectively, the “Tropicana Reporting Entities”), in each case for the 2008 fiscal years, audited by and accompanied by the opinion of the relevant independent public accountants; and

(b)           quarterly unaudited consolidated or combined, as applicable, statements of income of each Tropicana Reporting Entity for each of the quarters ending on March 31, 2009, June 30, 2009 and September 30, 2009.

Such financial statements (A) present fairly the financial condition and results of operations and cash flows of the Tropicana Reporting Entities as of such dates and for such periods, (B) disclose all material liabilities, direct or contingent, of the Tropicana Reporting Entities (including the Guarantors) as of the dates thereof and (C) were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

3.06.       No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since June 30, 2009.

3.07.       Title to Properties; Possession Under Leases.

(a)           Except as set forth on Schedule 3.07, each of the Borrower and the Guarantors has good and marketable title to (including in connection therewith, valid easements), or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 or arising by operation of law.

(b)           Except as set forth on Schedule 3.07, each of the Borrower and the Guarantors has complied with all material obligations which have arisen after the date of the effectiveness of the Plan of Reorganization under all material leases (including all leases of Mortgaged Property) to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Guarantors enjoys peaceful and undisturbed possession under all such material leases.  The granting of a Lien encumbering the proceeds of the leasehold interest of the Borrower and any Guarantor in any Mortgaged Property (i) does not require landlord consent or approval under the applicable lease that has not been obtained and (ii) will not violate or result in a default under such lease.

(c)           As of the Effective Date, none of the Borrower or any Guarantor has received any actual notice of, nor has any actual knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties owned by it or any sale or disposition thereof in lieu of condemnation.

(d)           As of the Effective Date, none of the Borrower or any Guarantor is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

3.08.       Subsidiaries.   Schedule 3.08 sets forth as of the Effective Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein and the ownership interests of the Guarantors. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 held in such Subsidiary are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents, and  Liens permitted under Section 6.02).

3.09.       Litigation; Compliance with Laws.

(a)           Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the actual knowledge of the Borrower or the Guarantors, threatened against the Borrower, any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           None of the Borrower, any of the Subsidiaries or any of the Guarantors or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default would reasonably be expected to result in a Material Adverse Effect.

(c)           Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, except where the failure to have the same could not reasonably be expected to result in a Material Adverse Effect, and true and complete copies of such certificates of occupancy as are available using commercially reasonable efforts have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

3.10.       Agreements.  None of the Borrower, any of the Subsidiaries or any of the Guarantors is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Material Indebtedness, or any other material agreement or instrument to which it is a party, where such default would reasonably be expected to result in a Material Adverse Effect.

3.11.       Federal Reserve Regulations.  None of the Borrower, any of the Subsidiaries or any of the Guarantors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(a)           No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

3.12.       Investment Company Act.  None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

3.13.       Tax Returns.  Each of the Borrower, the Subsidiaries and the Guarantors has filed or caused to be filed all Federal, state, local and (to the extent it has foreign operations) foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes then due and payable by it (whether or not shown as due on such returns but after taking into account any valid extensions), except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves, (b) immaterial taxes so long as no material asset or portion of Mortgaged Property of the Borrower or any Subsidiary is in jeopardy of being seized, levied upon or forfeited and (c) any amended tax returns for the predecessors to the Borrower and its Subsidiaries for the fiscal years ended 2007 and 2008 and the payment of any additional taxes arising as a result.  The Borrower has not engaged in any “listed transaction” (within the meaning of Treasury Regulation Section 1.6 011-4 of the Code).

3.14.       No Material Misstatements.  No information, report, financial statement, agreement, documentary condition precedent, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained as of the date of such statement any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when taken as a whole; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being recognized that actual results are subject to uncertainties and contingencies which may be beyond the Borrower’s control).

3.15.       Employee Benefit Plans.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. Neither the Borrower nor any of its ERISA Affiliates has nor has ever sponsored, maintained, contributed to or had any obligation or liability with respect to any Plan subject to Title IV of ERISA, nor does the Borrower nor any ERISA Affiliate have any present intention to sponsor, maintain, contribute or have any obligation or liability with respect to any Plan subject to Title IV of ERISA.

3.16.       Environmental Matters.

(a)           Except as set forth in Schedule 3.16 and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in the Borrower, any of the Subsidiaries or any of the Guarantors incurring material Environmental Liabilities, each of the Borrower, the Subsidiaries and the Guarantors is and has been in compliance with any Environmental Law, which compliance includes obtaining, maintaining and complying with any permit, license or other approval required under any Environmental Law for any of their operations.

(b)           Except as set forth in Schedule 3.16 and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in the Borrower, any of the Subsidiaries or any of the Guarantors incurring material Environmental Liabilities (i) none of the Borrower or any Subsidiary or any of the Guarantors has contractually assumed any Environmental Liability of any Person, (ii) has received, or to the actual knowledge of the Borrower and the Guarantors, anticipates receiving, written notice of any claim, order, agreement, or investigation with respect to any Environmental Liability or (iii) knows of any basis for any claim with respect to any Environmental Liability against or with respect to the Borrower, any Subsidiary or any Guarantor.

(c)           No Lien under Environmental Laws has attached to any real property, and to the knowledge of the Borrower and the Guarantors, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such real property.

(d)           Except as disclosed on Schedule 3.16, the consummation of the transaction contemplated under this Agreement does not require the consent of or filing with any Governmental Authority under Environmental Law, and, except as disclosed on Schedule 3.16, none of the real property assets are located in New Jersey, Indiana, or Connecticut.

(e)           Each of the Borrower, the Subsidiaries and the Guarantors has made available to Lender copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liability and has provided to Lender copies of all material environmental reports, including any “Phase I environmental site assessments”, relating to any real property, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

(f)            None of the items disclosed on any part of Schedule 3.16, together with all other conditions that might give rise to Environmental Liabilities, would reasonably be expected to result in the Borrower, any of the Subsidiaries or any of the Guarantors incurring such liabilities in excess of $5,000,000 in the aggregate.

3.17.       Insurance.  Schedule 3.17 sets forth a true, complete and correct description of all insurance maintained by the Borrower, the Guarantors and the Subsidiaries, as of the Effective Date. As of such date, all premiums have been duly paid to the extent due. The Borrower, the Subsidiaries and the Guarantors have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

3.18.       Security Documents.

(a)           The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will be effective to create in favor of the Collateral Agent, to the extent set forth therein, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and, subject to any limitations herein and therein or in the  certificates or notes, as applicable, representing Pledged Collateral (as defined in the Guarantee and Collateral Agreement), the proceeds thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium (or similar laws affecting the enforcement of creditors’ rights generally), by equitable principles (whether enforcement is sought by proceedings in equity or at law), implied covenants of good faith and fair dealing and by applicable Gaming Laws (including licensing, qualification and suitability approvals required by any Gaming Authority) and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall (subject to the further requirements of relevant Gaming Authorities) constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral to the extent that a Lien in such Pledged Collateral can be perfected by delivery, in each case prior and superior in right to any other person (except with respect to (A) Liens expressly permitted under Section 6.02 and (B) Liens having priority by operation of law), and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.18(a), the Lien created under the Guarantee and Collateral Agreement will (subject to the further requirements of relevant Gaming Authorities) constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent that a Lien in such Collateral can be perfected by filing of financing statements (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement, and other Collateral with respect to which possession or control is required for perfection), in each case prior and superior in right to any other person, other than with respect to (A) Liens expressly permitted by Section 6.02 and (B) Liens having priority by operation of law.

(b)           Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the duly completed financing statements in appropriate form filed in the offices specified in Schedule 3.18(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by such filing in the United States and its territories and possessions, in each case prior and superior in right to any other person other than with respect to (A) Liens expressly permitted by Section 6.02 and (B) Liens having priority by operation of law (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(c)           The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices in which such Mortgaged Property is located, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to (A) Liens expressly permitted by Section 6.02 and (B) Liens having priority by operation of law.

(d)           Upon the recordation of the executed Ship Mortgages with the National Vessel Documentation Center, such agreements will be effective to create in favor of the Collateral Agent, to the extent set forth therein, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Vessels to the extent that the Vessels are “vessels” within the meaning of the United States Ship Mortgage Act of 1920, as amended and as recodified at 46 U.S.C. 31301 et seq. (the “Ship Mortgage Act”), and subject to any limitations set forth herein or therein, the proceeds thereof except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium (or similar laws affecting the enforcement of creditors’ rights generally), by equitable principles (whether enforcement is sought by proceedings in equity or at law), implied covenants of good faith and fair dealing and by applicable Gaming Laws (including licensing, qualification and suitability approvals required by any Gaming Authority), and the Lien created under such Ship Mortgages shall (subject to the further requirements of relevant Gaming Authorities) constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Vessels to the extent such Vessels are “vessels” within the meaning of the Ship Mortgage Act, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to (A) Liens expressly permitted by Section 6.02 and (B) Liens having priority by operation of law.

3.19.       Location of Real Property and Leased Premises.

(a)           Schedule 3.19(a) lists completely and correctly as of the Effective Date all real property owned by the Borrower, the Subsidiaries and the Guarantors and the addresses thereof (to the extent available). The Borrower, the Subsidiaries and the Guarantors own in fee all the real property set forth on Schedule 3.19(a).

(b)           Schedule 3.19(b) lists completely and correctly as of the Effective Date all real property leased by the Borrower, the Subsidiaries and the Guarantors and the addresses thereof (to the extent available). The Borrower, the Subsidiaries and the Guarantors have valid leases in all the real property set forth on Schedule 3.19(b), except as noted thereon.

(c)           As of the Effective Date, none of the Borrower or any Guarantor has received any written notice of, nor has any actual knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties owned by it or any sale or disposition thereof in lieu of condemnation.

(d)           As of the a Effective Date, none of the Borrower or any Guarantor is obligated under any right of first refusal, option or other contractual right to sell assign or otherwise dispose of any Mortgaged Property or any interest therein.

3.20.       Leased Ships and Vehicles.  Schedule 3.20 lists completely and correctly as of the Effective Date owned or leased ships and vessels (to the extent not listed on Schedules 3.19(a) or 3.19(b)) (collectively, the “Vessels” and each, a “Vessel”) of the Borrower, the Subsidiaries and the Guarantors and the location thereof.  The Borrower, the Subsidiaries and the Guarantors own in fee or have valid leases on the properties set forth on Schedule 3.20.  As of the Effective Date, (i) the name, official number and registered owner of each Vessel is set forth on Schedule 3.20 and (ii) other than as set forth on Schedule 3.20, there are no Charters entered into between Borrower (or any Affiliate thereof) and any other Person to which a Vessel is subject.

3.21.       Labor Matters.  Except as set forth on Schedule 3.21 hereto, as of the Effective Date, (i) there are no strikes or lockouts against the Borrower, any Subsidiary or any Guarantor pending or, to the actual knowledge of the Borrower, threatened, (ii) the hours worked by and payments made to employees of the Borrower, the Subsidiaries and the Guarantors have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters that would reasonably be expected to have a Material Adverse Effect, and (iii) all payments due from the Borrower or any Subsidiary or any Guarantor on account of wages and employee health and welfare insurance and other benefits that would reasonably be expected to have a Material Adverse Effect if not paid, have been paid or accrued as a liability on the books of the Borrower, such Subsidiary or such Guarantor.

3.22.       Sanctioned Persons. Patriot Act.

(a)                                  (i) The Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person in violation of the U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and (ii) none of the Borrower, any Subsidiary or any Guarantor, nor any director, officer, senior manager of the Borrower, any Subsidiary or any Guarantor is (A) a Person included in the Specially Designated Nationals and Blocked Persons List, as published from time to time by OFAC, or (B) currently subject to any U.S. sanctions administered by OFAC; provided, however, that the scope of this representation and warranty is limited to published U.S. regulatory requirements as at the date such representation is given.

(b)                                 To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

3.23.       Casino Leases.  As of the Effective Date and except as set forth in Schedule 3.23, after giving effect to the Loans made on the Effective Date and the execution of the Loan Documents,

in the opinion of the Borrower, no default on behalf of the Borrower or the Subsidiaries exists under any of the Casino Leases which, entitles the landlords thereunder to immediately terminate the same, including without limitation, as a result of the granting of a leasehold deed of trust or leasehold mortgage to the Administrative Agent.

3.24.       Citizenship.  As of the Effective Date, the Loan Parties own or are qualified to own the Vessels under the laws of the United States, including Section 2 of the Shipping Act of 1916, as amended from time to time.  Each other Person which may operate one or more of the Vessels is qualified to operate such Vessels under the laws of the United States and each other jurisdiction where any such Vessel may be operated.

ARTICLE IV.
Conditions of Lending

The obligations of the Lenders to make Loans are subject to the satisfaction of the following conditions:

4.01.       All Credit Events.  On the date of each Borrowing (a “Credit Event”):

(a)                                  The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(b)                                 The representations and warranties set forth in ARTICLE III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)                                  At the time of and immediately after such Credit Event, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Event that would constitute a Default or an Event of Default.

(d)                                 Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in Sections 2.04, 4.01(b) and 4.01(c).

4.02.       First Credit Event.  The occurrence of the Effective Date pursuant to Section 9.22 hereof is subject to the satisfaction (or waiver by the Administrative Agent) of the following conditions:

(a)                                  (i)                                   The Bankruptcy Court shall have entered the Confirmation Order and such Confirmation Order shall not have been reversed, modified, amended, stayed or vacated.

(ii)                                The Loan Parties shall be in compliance with all terms and conditions set forth in the Confirmation Order.

(iii)                             The Plan of Reorganization shall have been substantially consummated or shall be substantially consummated concurrently with the funding of the Loans to be made on the Effective Date.

(iv)                            The DIP Credit Agreement shall be concurrently repaid in full, all commitments relating thereto shall be concurrently terminated, and the Loan Parties shall have delivered to the Administrative Agent all documents or instruments necessary to terminate or release all liens or security interests related to the DIP Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(v)                               The appointment of at least five (5) of the seven (7) members of the Borrower’s board of directors and their ability to serve as directors and perform the duties of directors shall (x) comply with all applicable regulatory requirements and (y) have been approved, qualified, licensed, found suitable or otherwise permitted to serve in such capacity, as applicable, by all applicable Gaming Authorities.

(b)                                Concurrently with the Effective Date, the Borrower shall issue to the Lenders on a pro rata basis in accordance with each Lender’s Commitment, Warrants to purchase 1,312,500 shares (or such other amount as may be agreed) of common stock of the Borrower.

(c)                                 The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(d)                                The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the provisions of Sections 2.04, 4.01(b) and 4.01(c).

(e)                                 The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date (or be reasonably satisfied that all Fees and other amounts due and payable will be paid on the Effective Date from the proceeds of the Loans), including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f)                                   Subject to Section 5.15, the Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Effective Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest on the Effective Date in the Collateral of the type and priority described in the Security Documents (but subject to such Liens permitted under Section 6.02).

(g)                                The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain real property together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(h)                                The Lenders shall have received the financial statements referred to in Section 3.05.

(i)                                    The Administrative Agent shall have received a certificate in form reasonably satisfactory to it, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming that the Consolidated EBITDA of the Borrower, the Guarantors and their Subsidiaries (which for the avoidance of doubt includes any predecessor(s) of the Borrower, any Guarantors and any Subsidiaries for the purposes of any periods prior the Effective Date), for the twelve month period ending on December 31, 2009, is at least $35,000,000.

(j)                                    Each of the Security Documents, in form reasonably satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) title searches shall indicate that the Mortgaged Properties are not subject to any Lien other than those permitted under Section 6.02 hereto or the Collateral Agent has received evidence reasonably satisfactory to it that any such existing Lien will be released on the Effective Date, (iii) each of such Security Documents shall have been filed and recorded in the appropriate recording office in the jurisdiction in which the Mortgaged Property is located or shall have been delivered to the Administrative Agent or a nationally recognized title insurance company in a proper form for filing, recordation or registration  in form and substance acceptable to the Collateral Agent as a first lien on such Mortgaged

Property (subject to any Lien permitted by Section 6.02) and, in connection therewith where filed or recorded, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing or recordation and (iii) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

(k)                                 (i) Each of the Ship Mortgages, in form reasonably satisfactory to the Lenders, relating to each of the Vessels, shall have been duly executed and delivered to the Collateral Agent and shall be in full force and effect, (ii) (x) vessel abstracts shall indicate that the Vessels are not subject to any Lien of record other than Permitted Liens or (y) the Collateral Agent has received evidence reasonably satisfactory to it that any such Lien will be released on the Effective Date, (iii) each of such Ship Mortgages shall have been filed and recorded in the National Vessel Documentation Center and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing or recordation and (iv) the Collateral Agent shall have received legal opinions with respect to the Ship Mortgages and such other documents required to be furnished pursuant to the terms of the Ship Mortgages or as reasonably requested by the Collateral Agent or the Lenders; provided that, notwithstanding the foregoing, title insurance shall not be required.

(l)                                    Each of the Schedules, in form and substance reasonably satisfactory to the Administrative Agent, and each of the Exhibits to this Agreement shall have been delivered to the Administrative Agent.

(m)                              The Borrower shall:

(i) deliver to the Administrative Agent a Perfection Certificate with respect to the Loan Parties duly executed by a Responsible Officer of the Borrower;

(ii) provide a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured; and

(iii) provide to the Administrative Agent, on behalf of itself and the Lenders, a reasonably satisfactory written opinion of Kirkland & Ellis LLP, counsel for the Borrower (A) addressed to the Administrative Agent and the Lenders and (B) covering certain matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and the Borrower hereby request such counsel to deliver such opinion.

(n)                                The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE V.
Affirmative Covenants

From and after the Effective Date, the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, it will and will cause each of the Subsidiaries to:

5.01.       Existence; Compliance with Laws; Businesses and Properties.

(a)                                 Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.

(b)                                Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business as a Permitted Business; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Gaming Authorities or Governmental Authority, whether now in effect or hereafter enacted; and except as permitted under Section 6.04, at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

5.02.       Insurance.

(a)                                 Keep its insurable Mortgaged Properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b)                                Promptly following the Administrative Agent’s request, cause all such policies covering any Collateral (except public liability, third party, product liability and business interruption) to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and, to the extent customarily available at a commercially reasonable cost, to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver certificates of each such policies (and if reasonably requested, certified copies of all such policies) to the Collateral Agent; cause each such policy, to the extent customarily available at a commercially reasonable cost, to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)                                  If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

(d)                                 With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $25,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

(e)                                  Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

5.03.       Payment of Obligations and Taxes.  Pay its Indebtedness and other obligations that arise after the Effective Date promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed after the Effective Date upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Indebtedness, obligations, Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be diligently contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no immediate actual risk of forfeiture of such property.

5.04.       Financial Statements, Reports, etc.  In the case of the Borrower, furnish to the Administrative Agent, which shall, within five Business Days, furnish to each Lender:

(a)                                  within 120 days after the end of each fiscal year, commencing with the fiscal year in which the Effective Date occurs its consolidated and consolidating balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries and the Guarantors as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries and the Guarantors during such year (including a schedule setting forth, on a property by property basis, the income statement, balance sheet and cash flow statements for each of the hotel, casino and resort properties owned or leased by the Borrower, the Subsidiaries or the Guarantors), together with comparative figures for the immediately preceding fiscal year, all audited by independent public accountants of recognized standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower, its consolidated Subsidiaries and the Guarantors, on a consolidated and consolidating basis, in accordance with GAAP consistently applied;

(b)                                 within 75 days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter in which the Effective Date occurs, its consolidated and consolidating balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries and the Guarantors as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries and such Guarantors during such fiscal quarter and the then elapsed portion of the fiscal year, together with comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of the Financial Officers of the Borrower, as fairly presenting the financial condition and results of operations of the Borrower, its consolidated Subsidiaries and the Guarantors, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c)                                  concurrently with any delivery of financial statements under Section 5.04(a) or 5.04(b), a certificate of the accounting firm (in the case of Section 5.04(a)) (to the extent that the accounting firm is willing to provide such certificate in accordance with its customary business practice) or Financial Officer (in the case of Section 5.04(b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred  as of the last day of the period to which such financial statements relate, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) in the cases of the certificates delivered with respect to Sections 5.04(a) and 5.04(b) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.09, 6.10 and 6.11;

(d)                                 promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower, any Subsidiary or any Guarantor with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(e)                                  promptly after the receipt thereof by the Borrower, the Guarantors or any of their respective Subsidiaries, a copy of any final “management letter” received by any such Person from its certified public accountants relating to any deficiency or weakness in accounting practices or in reported results of the Borrower, any Subsidiary or any Guarantor and the management’s response thereto to the extent such accountants are willing to provide such letters;

(f)                                    promptly after the request by the Administrative Agent on its own behalf or on behalf of any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(g)                                 in the event that the Borrower or any of its ERISA Affiliates intend to establish, sponsor, maintain or contribute or have any obligation or liability with respect to any Plan subject to Title IV of ERISA, Borrower shall promptly, and in any event within 10 Business Days prior to establishing, maintaining or contributing, as applicable, to such Plan, inform the Administrative Agent of such intention. Neither the Borrower nor any of its ERISA Affiliates will establish, sponsor, maintain or contribute to any Plan that would result in any obligation or liability that would result in, or could reasonably be expected to result in, a Material Adverse Effect;

(h)                                 promptly following any request by the Administrative Agent on its own behalf or on behalf of a Lender, on and after the effectiveness of the Pension Act, copies of (i) any documents described in Section 101(k)(l) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, the Borrower or its ERISA Affiliates shall promptly make a request for such documents or notices from the such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(i)                                    promptly, from time to time, after reasonable notice is given, such other information regarding the operations, business affairs and financial condition of the Borrower, any Subsidiary or any Guarantor, or compliance with the terms of any Loan Document, as the Administrative Agent may request.

5.05.       Litigation and Other Notices.  Furnish to the Administrative Agent (who shall within five Business Days notify the Lenders) prompt written notice after obtaining knowledge thereof of the following:

(a)                                 any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)                                the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower, a Guarantor or any of their respective Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

(c)                                 the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower, the Subsidiaries and the Guarantors in an aggregate amount exceeding $10,000,000; and

(d)                                any other development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

5.06.       Information Regarding Collateral.

(a)                                  Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral secured by it under any Security Document. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)                                 In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent upon its reasonable request a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered pursuant to Section 5.14(i) or the date of the most recent certificate delivered pursuant to this Section 5.06.

5.07.       [Intentionally Left Blank].

5.08.       Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  Keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Subject to any applicable Gaming Laws, each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent on its own behalf or on behalf of any Lender (being an accountant, auditor, attorney, valuer or other professional adviser of the Administrative Agent or such Lender), during normal business hours and upon reasonable notice, to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested (but in no event more than twice annually unless a Default or Event of Default shall have occurred and be continuing) and to make extracts from and copies of such financial records, and permit any such representatives designated by the Administrative Agent (on behalf of itself or any Lender) to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

5.09.       Use of Proceeds.  Use the proceeds of the Loans only for the purposes specified in Section 2.04.

5.10.       Employee Benefits.  (a) Comply in all material respects with the applicable provisions of ERISA and the Code, solely as it relates to Plans, and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

5.11.       Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any required remedial action in material compliance with Environmental Laws; provided, however, that none of the Borrower, any Subsidiary or any Guarantor shall be required to undertake any such remedial action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

5.12.       Environmental Reporting.  (a) Borrower, any Subsidiary or any Guarantor shall give Lender prompt notice (containing reasonable detail) upon obtaining knowledge of any matter that would reasonably be expected to result in the Borrower, any Subsidiary or any Guarantor incurring Environmental Liabilities in excess of $1,000,000 in the aggregate, and (b) if (i) notice is provided to Lender under Section 5.12(a), or (ii) a breach of Section 3.15 or Section 5.11 shall have occurred and be continuing for more than 30 days without the Borrower, any Subsidiary or any Guarantor commencing activities reasonably likely to cure such breach, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such notice or request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such notice or request prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such notice or breach.

5.13.       Preparation of Environmental Reports.  If a Default caused by reason of a breach of Section 3.16 or Section 5.11 shall have occurred and be continuing for more than 30 days without the Borrower, any Subsidiary or any Guarantor commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

5.14.       Further Assurances. Take the following actions:

(a)                                  The Borrower shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages, ship mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall reasonably designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and the Guarantors (including real and other properties acquired subsequent to the

Effective Date with a fair market value in excess of $2,500,000)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages (including ship mortgages and vessel security agreements), deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower and the Guarantors agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower and each of the Guarantors will give prompt notice to the Administrative Agent of the acquisition by it and, in the case of the Borrower, including the acquisition by any of the subsidiaries, of any real property (or any interest in real property) or gaming vessel (or any interest in any gaming vessel) having a value in excess of $2,500,000.

(b)                                 Upon the formation by any of the Loan Parties of any subsidiary and subject to Gaming Authority approval to the extent required, the Borrower shall cause the Person so acquired or formed (each an “Additional Guarantor”), as the case may be to become a Guarantor of the Obligations. Such Additional Guarantor shall become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, (i) such Additional Guarantor shall execute and deliver such agreements and documents as the Administrative Agent, Collateral Agent or the Required Lenders may reasonably request to grant a perfected Lien in respect of substantially all of its real and personal property in favor of the Collateral Agent and the Lenders, (other than real property with a fair market value (as reasonably determined by the Borrower) of $2,500,000, and (ii) the Loan Parties owning equity interests in such Additional Guarantor shall pledge all such equity interests in such Additional Guarantor (subject to any necessary Gaming Authority approval, which the Borrower agrees to use its best efforts to obtain).

(c)                                  Promptly following the Administrative Agent’s reasonable request, subject to Gaming Authority approval to the extent required, the Borrower shall execute, or shall cause its relevant subsidiaries to execute any and all further related documents and take all further related action that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may request in their sole discretion, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.

(d)                                 Promptly following the Administrative Agent’s reasonable request, subject to Gaming Authority approval to the extent required, execute Ship Mortgages, Vessel Security Agreements any and all further related documents and take all further related action that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may request in their sole discretion, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents, in each case subject to Gaming Authority approval.

5.15.       Approvals to Security Documents.  In the event that the Borrower has not obtained all required approvals of all relevant Gaming Authorities to the Security Documents prior to the Effective Date (or, if applicable, at such date on which a Subsidiary becomes a Guarantor or grants a Lien under the Security Documents), the Borrower shall use commercially reasonable efforts to promptly obtain, and shall in any event receive, such approvals within 120 days (which date may be extended for up to an additional 30 days in the sole discretion of the Administrative Agent) following the Effective Date (or, if applicable, at such date on which a Subsidiary becomes a Guarantor or grants a Lien under the Security Documents) or such later date as the Administrative Agent shall determine in its reasonable discretion. The Administrative Agent and the Lenders acknowledge that all such approvals are within the discretion of the relevant Gaming Authorities and agree that no pledge of, nor restriction upon the hypothecation or transfer of, the equity securities of the Borrower, the Guarantors or any of their respective subsidiaries which are Nevada, New Jersey, Mississippi, Louisiana or Indiana gaming licensees may be effective unless and until the Borrower or the Guarantors, as applicable, has made all necessary applications to and procure all necessary consents, approvals and favorable rulings of the Nevada Gaming Commission, the NJ Commission, the Indiana Gaming Commission, the Mississippi Gaming Commission, the Louisiana Gaming Control Board and any other relevant Gaming Authorities, as applicable. The Administrative Agent and the Lenders also acknowledge that further proceedings may be required for the Administrative Agent and the Lenders to exercise any remedies set forth in any Security Documents.

5.16.       Disqualification.  If, however, the Borrower is unable to get approvals within the 120 day period specified above (together with any extensions granted in accordance with this Section 5.15), due to any Disqualification, the time periods specified herein shall be automatically extended such that the required approvals shall be obtained 120 days (which date may be extended for up to an additional 30 days in the sole discretion of the Administrative Agent) following the date on which any such Disqualification ceases to exist.

ARTICLE VI.
Negative Covenants

From and after the Effective Date, the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:

6.01.       Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)                                  Indebtedness of the Borrower and its subsidiaries existing on the Effective Date and set forth in Schedule 6.01 and any Indebtedness evidencing a refinancing, refunding, renewal or extension of such Indebtedness;

(b)                                 Indebtedness created hereunder and under the other Loan Documents;

(c)                                  intercompany Indebtedness of the Borrower, the Subsidiaries and the Guarantors to the extent permitted by Section 6.03(c);

(d)                                 Indebtedness under performance bonds or with respect to workers’ compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self insurance obligations, performance, bid and surety bonds and completion guaranties in each case incurred in the ordinary course of business;

(e)                                  Indebtedness incurred by the Borrower, the Subsidiaries or the Guarantors with respect to Hedging Agreements in the ordinary course of business and not for speculative purposes;

(f)                                    (i) Indebtedness incurred by the Borrower, the Subsidiaries or the Guarantors in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, in each case, other than Indebtedness for borrowed money and (ii) Indebtedness arising from the honoring of a check or draft drawn against insufficient funds;

(g)                                 guarantees and any other contingent obligations of the Borrower, the Subsidiaries and the Guarantors in respect of Indebtedness otherwise permitted hereunder (both before or after any liability associated therewith becomes fixed);

(h)                                 Indebtedness which may be deemed to exist pursuant to any guaranties, letters of credit or similar obligations incurred in the ordinary course of business;

(i)                                     Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, holdbacks, working capital or other purchase price adjustments, earn-outs, non-compete agreements, deferred compensation or similar obligations;

(j)                                     Indebtedness with respect to Capital Lease Obligations in an aggregate amount, together with all Indebtedness incurred pursuant to clauses (l) and (m) of this Section 6.01, not to exceed at any one time outstanding $20,000,000;

(k)                                  Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to the Borrower, any Subsidiary or any Guarantor, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the annual period in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(l)                                     Purchase money Indebtedness in an aggregate amount, together with all Indebtedness incurred pursuant to clauses (j) and (m) of this Section 6.01, not to exceed at any one time outstanding $20,000,000;

(m)                              Indebtedness in respect of slot machine financing arrangements in an aggregate amount, together with all Indebtedness incurred pursuant to clauses (j) and (l) of this Section 6.01, not to exceed at any one time outstanding $20,000,000; and

(n)                                other Indebtedness of the Borrower, the Subsidiaries  and the Guarantors (not listed in Sections 6.01(a) through 6.01(m)) in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

6.02.       Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof (collectively referred to in this Section 6.02 as the “Assets”)), except:

(a)                                 Liens on Assets of the Borrower, the Subsidiaries and the Guarantors existing on the Effective Date and set forth in Schedule 6.02 (or to the extent not listed in Schedule 6.02, where the fair market value of the Assets to which such Lien attaches is less than $5,000,000); provided that such Liens shall secure only those obligations which they secure on the Effective Date;

(b)                                any Lien created or otherwise permitted under the Loan Documents;

(c)                                 Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(d)                                landlord’s, banks’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business (or imposed by law) and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(e)                                 pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(f)                                   pledges or deposits of cash and cash equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;

(g)                                Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto permitted under Section 6.01 and rights which may arise under state insurance guarantee funds relating to any such insurance policy;

(h)                                deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), subleases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i)                                    zoning restrictions, easements, covenants, conditions, environmental and other land use laws, rules and regulations, utility agreements, reservations, encroachments, rights-of-way, restrictions on use of real property, minor imperfections of title, minor survey defects and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the Assets subject thereto or interfere with the ordinary conduct of the business of the Borrower, any of its Subsidiaries or any of the Guarantors;

(j)                                    Liens securing Indebtedness permitted under Sections 6.01(j), (l) and (m); provided, that (i) such Liens secures Indebtedness incurred to finance the acquisition, construction or improvement of any equipment, machinery, fixed or capital assets or Capital Lease Obligations and Synthetic Lease Obligations, (ii) such Liens are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements, equipment or machinery at the time of such acquisition (or completion of construction or improvement) and (iv) such security interests do not apply to any property or assets of the Borrower, any Subsidiary or any Guarantor other than the equipment, machinery, fixed or capital assets which are acquired, constructed or improved;

(k)                                 any interest or title of a lessor or sublessor under any lease of real estate entered into by the Borrower, any Subsidiary or any Guarantor in the ordinary course of business;

(l)                                    ground leases in respect of real property (and the rights of landlords thereunder) on which facilities owned or leased by the Borrower or its Subsidiaries are located;

(m)                              Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(n)                                receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(o)                                Liens solely on cash earnest money deposits made by the Borrower, any Subsidiary or any Guarantor in connection with a letter of intent or purchase agreement permitted hereunder;

(p)                                purported Liens evidenced by precautionary Uniform Commercial Code financing statements filed in the ordinary course of business;

(q)                                Liens securing reimbursement obligations with respect to documentary letters of credit;

(r)                                   Liens on deposits or other accounts securing up to 105% of the face amount of any issued and outstanding letters of credit;

(s)                                 licenses of patents, trademarks and other intellectual property rights granted by the Borrower, the Subsidiaries or the Guarantors in the ordinary course of business;

(t)                                   Liens arising out of consignment or similar arrangements for the sale by the Borrower, the Subsidiaries or the Guarantors of goods through third parties in the ordinary course of business;

(u)                                Liens arising out of judgments or awards which do not result in a Default or Event of Default; and

(v)                                Other Liens of the Borrowers, the Subsidiaries and the guarantors (not listed in Sections 6.02(a) through 6.02(u)) securing Indebtedness and other obligations in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

This Section 6.02 shall not be construed as a restriction upon the hypothecation or transfer of the equity securities of any gaming licensee unless and until all required approvals of relevant Gaming Authorities have been obtained.

6.03.       Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person, except:

(a)                                 investments by the Borrower, the Subsidiaries and the Guarantors existing on the Effective Date in the Equity Interests of the Guarantors;

(b)                                Permitted Investments;

(c)                                 loans or advances made (i) among the Borrowers and the Guarantors and (ii) by any Subsidiary that is not a Guarantor to the Borrower or any of its Subsidiaries;

(d)                                investments received in connection with trade credit or notes receivable and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)                                 deposits, prepayments and other credits to suppliers made in the ordinary course of business;

(f)                                   Investments in any Person that is not a Subsidiary of the Borrower, to the extent such Person becomes a Guarantor;

(g)                                each Loan Party may make investments arising out of the receipt by such party of non-cash consideration for any Asset Sale permitted hereunder;

(h)                                guarantees and any other contingent obligations permitted under Section 6.01(g);

(i)                                    investments consisting of Capital Expenditures permitted under Section 6.09;

(j)                                    the Borrower and the Guarantors may make investments in community development projects to the extent required by any Governmental Authority (including the Casino Reinvestment Development Authority); and specifically as set forth in the Lease Agreement among the City of Evansville, Indiana, Aztar Indiana Gaming Company, LLC and Aztar (as such Lease Agreement is amended from time to time); and

(k)                                 any investment in a Permitted Business so long as a majority of the Board and the Investment Committee of the Board approves such investment.

6.04.       Mergers, Consolidations, Sales of Assets and Acquisitions.

(a)                                 Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary or any Guarantor, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower, any Subsidiary and any Guarantor may purchase and sell or swap inventory in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (w) any wholly owned Guarantor may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (x) any wholly owned Guarantor may merge into or consolidate with any other wholly owned Guarantor in a transaction in which the surviving entity is a wholly owned Guarantor and no Person other than the Borrower, a wholly owned Guarantor receives any consideration, (y) any Guarantor may merge into or consolidate with any other Guarantor in a transaction in which the surviving entity is an Guarantor and no Person other than the Borrower, a wholly owned Guarantor receives any consideration and (z) any Loan Party may purchase, lease or otherwise acquire all or substantially all of the assets of any other Loan Party or sell, transfer, lease or dispose of all or substantially all of its assets to any other Loan Party, (iii) the Loan Parties may purchase assets in connection with and enter into the transaction contemplated by the Purchase Agreement, (iv) the Loan Parties may purchase the Equity Interest in Greenville held by (A) Rainbow Entertainment, Inc. or (B) William J. Yung, III or any of their Affiliates, successors, assignees or transferees for a purchase price not to exceed $7,000,000 and (v) to the extent not otherwise permitted by the terms of this Agreement, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the Loan Parties may purchase other assets, provided that, the aggregate amount of consideration paid for assets purchased pursuant to this Section 6.04(a)(v) shall not exceed (x) $10,000,000 in any Fiscal Year or (y) $20,000,000 during the term of this Agreement.

(b)                                Other than in the case of mergers effected pursuant to Section 6.04(a)(ii), make any Asset Sale otherwise permitted under Section 6.04(a) unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this Section 6.04(b) shall not exceed $5,000,000 in the aggregate; provided that the foregoing restrictions of clauses (i) and (ii) of this Section 6.04(b) shall not apply to transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority that has condemned such property.

This Section 6.04 shall not be construed as a restriction upon the hypothecation or transfer of the equity securities of any gaming licensee unless and until all required approvals of relevant Gaming Authorities have been obtained.

6.05.       Restricted Payments; Restrictive Agreements.

(a)                                 Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) the Borrower, the Subsidiaries and the Guarantors may make Restricted Payments in the form of distributions payable solely in the common stock or other common Equity Interests of such Person, (iii) any Guarantor may make Permitted Tax Distributions; provided, however, that all Restricted Payments made to Greenville pursuant to this clause (iii) are used by the recipients thereof for the purposes specified herein within 60 days of the receipt thereof, (iv) the Borrower, any Subsidiary or any Guarantor may repurchase or redeem common stock or other common Equity Interests of the Borrower, any Subsidiary or any Guarantor to the extent required by any Gaming Authority to prevent a License Revocation or otherwise and (v) Greenville may make distributions to the minority holders of its Equity Interests to the extent required by its operating agreement as in effect on the Effective Date (or as amended in a manner approved by the Required Lenders).

(b)                                Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower, any Subsidiary or any Guarantor to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary or any Guarantor to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law, any Gaming Authority or by any Loan Document or an Indebtedness permitted under Section 6.01(a), (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a subsidiary pending such sale, provided that such restrictions and conditions apply only to the subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or effecting a refinancing of Indebtedness permitted hereunder if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (D) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (E) clause (i) of the foregoing shall not apply to software and other Intellectual Property licenses pursuant to which a Loan Party or Subsidiary is the licensee of the relevant software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable license), (F) clause (i) of the foregoing shall not apply to prohibitions and limitations in effect on the date hereof and listed on Schedule 6.05, (G) clause (i) of the foregoing shall not apply to customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures permitted hereby, (H) clause (i) of the foregoing shall not apply to customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (I) clause (i) of the foregoing shall not apply to customary restrictions and conditions contained in any agreement relating to an asset sale permitted by Section 6.04, (J) clause (i) of the foregoing shall not apply to any agreement in effect at the time any Person becomes a subsidiary of the Borrower or an Guarantor, so long as such agreement was not entered into in contemplation of such Person becoming a subsidiary of the Borrower or an Guarantor and (K) clause (i) of the foregoing shall not apply to any contractual obligations incurred in the ordinary course of business and on customary terms which limit Liens on the assets subject to the applicable contractual obligation.

6.06.       Transactions with Affiliates.  Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (i) the Borrower, any Subsidiary or any Guarantor may engage in any of the foregoing transactions in the ordinary course of business on terms and conditions not less favorable to the Borrower, such Subsidiary or such Guarantor than could be obtained on an arm’s-length basis from unrelated third parties, (ii) the Borrower, the Subsidiaries and the Guarantors may engage in the transactions expressly permitted by Sections 6.04 and 6.05, (iii) the Borrower, any Subsidiary and any Guarantor may provide reasonable indemnification rights and directors’ and officers’ liability insurance coverage to any of its or its subsidiaries’ directors and officers, and (iv) Affiliates may make contemporaneous purchase and/or sales of assets, Capital Stock, bonds, notes, debentures or other debt securities, and bank loans, participations or similar obligations, of the Borrower.

6.07.       Business of the Borrower, the Guarantors and Subsidiaries.  The Borrower, each Subsidiary and each Guarantor, shall not engage at any time in any business or business activity other than a Permitted Business.

6.08.       Other Indebtedness and Agreements.  Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower, any of the Subsidiaries or any of the Guarantors is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would be materially adverse to the Borrower, any of the Subsidiaries, any of the

Guarantors or the Lenders or (ii) any material waiver, supplement, modification or amendment of (x) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, (y) an agreement set forth on Schedule 6.08(a) or (z) any lease between the Borrower or a Guarantor and an Affiliate of the Borrower or such Guarantor that has the effect of increasing the rental amounts payable thereunder, in each case, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

6.09.       Capital Expenditures.

(a)                                  Permit the aggregate amount of Capital Expenditures made by the Borrower, the Subsidiaries and the Guarantors to exceed the amounts set forth below for each fiscal year set forth below:

Fiscal Year	Amount ($)
Effective Date through December 31, 2010	$50,000,000
January 1, 2011 through December 31, 2011	$50,000,000
January 1, 2012 through December 31, 2012	$50,000,000

(b)                                 Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower, the Subsidiaries and the Guarantors in any fiscal year pursuant to Section 6.09(a) is less than the maximum amount of Capital Expenditures permitted by Section 6.09(a) with respect to such fiscal year, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make additional Capital Expenditures in the immediately succeeding fiscal year; provided that, Capital Expenditures in any fiscal year shall be counted against the base amount set forth in Section 6.09(a) with respect to such fiscal year prior to being counted against any Rollover Amount available with respect to such fiscal year.

(c)                                  Notwithstanding anything to the contrary contained in clauses (a) or (b) above, the Borrower, the Subsidiaries and the Guarantors may make additional Capital Expenditures not to exceed $10,000,000 in the aggregate during the term of this Agreement, which amount may be in addition to any amounts otherwise permitted by Section 6.09(a) or (b) and shall not be a reduction of any such amounts.

6.10.       Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on the last day of any fiscal quarter to be less than 2.00 to 1.00.

6.11.       Leverage Ratio.  Permit the Leverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on the last day of any fiscal quarter to be greater than 4.25 to 1.00.

6.12.       Minimum Liquidity.  Permit the sum of (i) all cash of the Borrower, the Subsidiaries and the Guarantors, (ii) all Permitted Investments of the Borrower, the Subsidiaries and the Guarantors and (iii) the aggregate unused amount of the Revolving Commitments, to be less than (x) $25,000,000 in the aggregate during the period from the Effective Date through the first anniversary of the Effective Date and (y) $10,000,000 in the aggregate during the period from the first anniversary of the Effective Date through the second anniversary of the Effective Date.

6.13.       Fiscal Year.  With respect to the Borrower, change their fiscal year-end to a date other than December 31.

6.14.       Sale and Leaseback Transaction. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.04 such arrangement is consummated for fair value as determined at the time of consummation in good faith by the Borrower (which such determination may take into account any retained interest or other investment of the Borrower or its Subsidiaries in connection with, and any other material economic terms of, such arrangement) and (b) any Capital Lease Obligations or Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

ARTICLE VII.
Events of Default

In case of the happening of any of the following events first occurring on or after the Effective Date (each, an “Event of Default”):

(a)                                 any representation or warranty made or deemed made in or in connection with any Loan Document, or any representation, warranty contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)                                default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)                                 default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due and payable under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 3 Business Days;

(d)                                default shall be made in the due observance or performance by the Borrower, any Subsidiary or any Guarantor of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a), 5.09 or in ARTICLE VI;

(e)                                 default shall be made in the due observance or performance by the Borrower, any Subsidiary or any Guarantor of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days (or 10 days if such default occur under Sections 5.14(a) to (d)) after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f)                                   (i) the Borrower, any Subsidiary or any Guarantor shall fail to pay any principal or interest due in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity, in each case, taking into account any period of grace specified in the instrument or agreement under which such Material Indebtedness was created, as a result of a default or event of default (or similar event) or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity as a result of a default or event of default (or similar event); provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided that this Section (f) shall not apply to Material Indebtedness in respect of purchase money or vendor financing if such failure is a result of a good faith dispute with the holders of such Indebtedness and such failure is remedied or waived by the holders of such Indebtedness;

(g)                                one or more unstayed judgments shall be rendered against the Borrower, any Subsidiary, any Guarantor or any combination thereof for a liability (not part or fully covered by insurance or effective indemnity) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, any Subsidiary or any Guarantor to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not adequately covered by insurance (less any deductible) in respect of which a solvent, unaffiliated and reputable insurance company has not denied coverage in writing) or (ii) is for injunctive relief and would reasonably be expected to result in a Material Adverse Effect;

(h)                                any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(i)                                    at any time (i) the Guarantee and Collateral Agreement with respect to any Guarantor for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms)

or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement, any Security Document or any other Loan Document ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the Security Document, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document, or the Liens and claim priorities provided for in the Loan Documents, in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document; provided that, notwithstanding anything to the contrary herein, the parties hereto acknowledge that there is jurisprudence indicating that a vessel serving as a riverboat casino may not be a vessel for purposes of the Ship Mortgage Act, such that if a court were to determine that a vessel covered by any Ship Mortgage does not constitute a vessel for purposes of the Ship Mortgage Act, the Ship Mortgage Act would not be applicable to such vessel, the Ship Mortgage applicable to such vessel would not be enforceable and such Ship Mortgage would not constitute a valid preferred mortgage lien on such vessel, and, accordingly, such failure of any vessel covered by a Ship Mortgage to be secured by a valid preferred mortgage lien under the Ship Mortgage Act shall not result in any breach by the Borrower of any representations, warranties, covenants or further assurances concerning same or resulting in any Event of Default, so long as the related Vessel Security Agreement is in full force and effect and no Loan Party has contested the validity or enforceability of such Vessel Security Agreement;

(j)                                    any License Revocation shall have occurred and remains continuing for more than five Business Days;

(k)                                 any termination of any lease (as a result of an event of default thereunder) which is the subject of a leasehold mortgage or leasehold deed to trust securing the Obligations, or of the charter party lease of the vessel used in connection with Greenville’s Lighthouse Point Casino gaming operations shall have occurred in each case, where such termination would have a Material Adverse Effect;

(l)                                    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Subsidiary or any Guarantor, or of a substantial part of the property or assets of the Borrower, a Subsidiary or a Guarantor, under the Bankruptcy Code, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or any Guarantor or for a substantial part of the property or assets of the Borrower, a Subsidiary or a Guarantor or (iii) the winding-up or liquidation of the Borrower, any Subsidiary or any Guarantor; and in each case such proceeding or petition shall continue undismissed, unbonded or undischarged for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(m)                              the Borrower, any Subsidiary or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a reasonably timely and appropriate manner, any proceeding or the filing of any petition described in subsection (m) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or any Guarantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) generally become unable, admit in writing its inability or fail generally to pay its debts as the become due, or (vii) take any action for the purpose of effecting any of the foregoing; or

(n)                                the owner of the Vessel named in the applicable Ship Mortgage (to the extent such owner is the Borrower, any Subsidiary or any Guarantor) shall cease to be a citizen of the United States of America within the meaning of 46 U.S.C. Section 50501 of the United States Code entitled to own such Vessel and engage in the trade in which such Vessel is operating.

then, and in every such event (other than an event with respect to the Borrower described in subsections (l) or (m) above of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:

(1)           terminate forthwith the Commitments; and

(2)           declare the Loans and all other Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees, applicable Prepayment Premium and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in subsection (l) or (m) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.  Each of the Administrative Agent and the Lenders acknowledges that its ability to pursue the remedies described in this paragraph may be subject to, and limited by, the terms of applicable Gaming Laws.

ARTICLE VIII.
The Administrative Agent and the Collateral Agent

8.01.       Appointment of Agents.  Icahn Agency Services LLC is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Icahn Agency Services LLC in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this ARTICLE VIII are solely for the benefit of Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, the Guarantors or any of their subsidiaries.

8.02.       Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies and perform such duties hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have or be deemed to have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

8.03.       General Immunity.

(a)                                  No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b)                                 Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.08) or, in the case of the Collateral Agent, in accordance with the Pledge and Security Agreement or other applicable Security Document, and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), or in accordance with the Pledge and Security Agreement or other applicable Security Document, as the case may be, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected and free from liability in relying on opinions and judgments of attorneys (who may be attorneys for the Loan Parties), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.08) or, in the case of the Collateral Agent, in accordance with any applicable Security Document.

(c)                                  Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with ARTICLE VII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

8.04.       Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, the Guarantors or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

8.05.       Lenders’ Representations, Warranties and Acknowledgment.

(a)                                 Each Lender represents and warrants to the Agents that it has made its own independent investigation of the financial condition and affairs of the Borrower, the Guarantors and their Subsidiaries, without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, in connection with Borrowings hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower, the Guarantors and their Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)                                Each Lender, by delivering its signature page to this Agreement and funding its Loan on the Effective Date or by the funding of any new Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Effective Date or as of the date of funding of such new Loans.

8.06.       Right to Indemnity.  Each Lender, in proportion to its applicable Commitment, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees, representatives and agents of each Agent (each, an “Indemnitee”), to the extent that such Indemnitee shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Indemnitee in any way relating to or arising out of this Agreement or the other Loan Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. If any indemnity furnished to any Indemnitee for any purpose shall, in the opinion of such Indemnitee, be insufficient or become impaired, such Indemnitee may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Commitment proportion; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

8.07.       Successor Administrative Agent.

(a)                                 The Administrative Agent (and the Collateral Agent as the case may be) may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Borrower. Upon any such notice of resignation, Required Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Administrative Agent (or a successor Collateral Agent as the case may be). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring the Administrative Agent (or the retiring Collateral Agent) gives notice of its resignation, then the retiring Administrative Agent (or the retiring Collateral Agent) may, on behalf of the Lenders, appoint a successor Administrative Agent (or a successor Collateral Agent) from among the Lenders.

(b)                                The Administrative Agent (and the Collateral Agent as the case may be)  may be removed with or without cause by the written consent of the Required Lenders. Upon any such removal, the Required Lenders shall, within five Business Days’, appoint a successor Administrative Agent (or a successor Collateral Agent as the case may be).

(c)                                 Upon the acceptance of any appointment as Administrative Agent (or as Collateral Agent) hereunder by a successor Administrative Agent (or as Collateral Agent), that successor Administrative Agent (or that successor Collateral Agent) shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (or the retiring or removed Collateral Agent) and the retiring or removed Administrative Agent (or the retiring or removed Collateral Agent) shall promptly (i) transfer to such successor Administrative Agent (or to such successor Collateral Agent) all sums, securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent (or successor Collateral Agent) under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent (or such successor Collateral Agent) such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent (or to such successor Collateral Agent) of the security interests created under the Security Documents, whereupon such retiring or removed Administrative Agent (or such retiring or removed Collateral Agent) shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent’s (or any retiring or removed Collateral Agent’s) resignation or removal hereunder as Administrative Agent (or as Collateral Agent), the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent (or Collateral Agent) hereunder.

(d)                                 Notwithstanding anything herein to the contrary, the Administrative Agent may assign its rights and duties as Administrative Agent hereunder to an Affiliate of Icahn Agency Services LLC, or Affiliate of Icahn Agency Services LLC without the prior written consent of, or prior written notice to, the Borrower or the Lenders; provided that the Borrower and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to the Borrower and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Loan Documents.

(e)                                  The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 8.03 and Section 8.06 shall apply to any the Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 8.03 and of Section 8.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party,

Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

8.08.       Security Documents.

(a)                                 Agents under Security Document. Each Lender hereby further irrevocably authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guarantee and Collateral Agreement, the Collateral and the Security Documents. Subject to Section 9.08, without further written consent or authorization from Lenders, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lenders(or such other Lenders as may be required to give such consent under Section 9.08) have otherwise consented, or (ii) release any Guarantor in connection with the sale of such Guarantor in a transaction permitted by Section 6.04 or with respect to which Required Lenders(or such other Lenders as may be required to give such consent under Section 9.08) have otherwise consented.

(b)                                Right to Realize on Collateral and Enforce Security Documents. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce any Security Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale.

8.09.       Posting of Approved Electronic Communications.

(a)                                 Delivery of Communications.  Each Loan Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to such Loan Party that it will, or will cause its subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the

Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loan or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each Loan Party agrees, and agrees to cause its subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(b)                                 Platform.  Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(c)                                  No Warranties as to Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNITEES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNITEES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNITEES IS FOUND IN A FINAL, NONAPPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNITEE’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)                                 Delivery Via Platform.  The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address.

(e)                                 No Prejudice to Notice Rights.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

8.10.       Agents and Arrangers.  Except as otherwise set forth herein, the Sole Bookrunner and the Sole Lead Arranger shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Sole Bookrunner and the Sole Lead Arranger shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Sole Bookrunner and the Sole Lead Arranger in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

ARTICLE IX.
Miscellaneous

9.01.       Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)                                 if to the Borrower or any Guarantor, to Marc Rubinstein, Secretary, Tropicana Entertainment Inc., 3930 Howard Hughes Parkway, Fourth Floor, Las Vegas, Nevada, 89169, (Fax No.: (702) 589-3889; Email: mrubinstein@tropicanaentertainment.com), with a copy to Leonard Klingbaum, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022-4611, (Fax No: (212) 446-6460; Email: leonard.klingbaum@kirkland.com);

(b)                                if to the Administrative Agent, to Icahn Agency Services, LLC, 767 Fifth Avenue, 47th Floor, New York, New York 10153, Attention of Keith Cozza, Phone: 212-702-4323, Fax: 212-688-1158 with a copy to Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, NY 10020-1089, Attention: Richard L. Sadowsky, Phone: 212-398-7611, Fax: 212-768-6800; and

(c)                                 if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the email address of a representative of the applicable Person provided from time to time by such Person.

9.02.       Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or the Administrative Agent or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.17, and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

9.03.       Binding Effect.  This Agreement shall become effective to the extent set forth herein when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

9.04.       Successors and Assigns.

(a)                                 Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)                                Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of $1,000,000, and in no event at any time less than, $5,000,000, provided that simultaneous assignments to or by two or more Affiliates or Related Funds shall be treated as one assignment for purposes of this minimum assignment requirement if such Affiliates or Related Funds are managed and advised by the same investment advisor, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.17 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)                                 By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, any Subsidiary or any Guarantor or the performance or observance by the Borrower, any Subsidiary or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and perform its obligations under the Loan Documents; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Sections 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, and a redacted version of the Register showing the entries with respect to any Lender shall be available for inspection by such Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)                                 Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b), if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.04(e).

(f)                                   Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13 and 2.17 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.04) or all or substantially all of the Collateral).

(g)                                Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.19.

(h)                                Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)                                    The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(j)                                    In addition to any other assignment permitted pursuant to this Section 9.04, any Lender may assign and/ or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its promissory notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided further that, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(k)                                 Notwithstanding anything to the contrary in this Section 9.04, no assignment made nor participation sold shall conflict in any way with applicable Gaming Laws.

9.05.       Expenses; Indemnity.

(a)                                 The Borrower and each Loan Party agrees to pay promptly, and in any event within 2 Business Days after written demand therefore, (i) all the actual reasonable, documented costs and out-of-pocket expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) the reasonable and documented fees, out-of pocket expenses and disbursements of one firm of attorneys per jurisdiction to the Agents in connection with the negotiation, preparation, execution and administration of the Loan Documents, including the reasonable fees, charges and out-of-pocket expenses of Sonnenschein Nath & Rosenthal LLP and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (iv) all the actual reasonable, documented costs and expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of Secured Parties pursuant hereto, including filing and recording fees, expenses and amounts owed pursuant to Section 2.17, search fees, title insurance premiums and fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (v) all the actual reasonable, documented costs and fees, expenses and disbursements of any auditors, accountants, consultants or appraisers whether internal or external, in each case retained by the Agents; (vi) all the actual reasonable, documented costs and expenses of the Collateral Agent (including the reasonable and documented fees, out-of-pockets expenses and disbursements of one firm of attorneys per jurisdiction and per practice area and of any appraisers, consultants, advisors and agents reasonably employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (vii) all other actual reasonable, documented costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (viii) all actual and documented costs and expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of advisors for any of the foregoing, incurred in connection with the enforcement or protection of its rights under the Loan Documents, or in connection with the collection of the Obligations and (ix) after the occurrence of a Default or an Event of Default, all actual and documented costs and expenses, including attorneys’ fees and costs of settlement, incurred by any Agent and any Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Security Documents) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

(b)                                The Borrower agrees, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including reasonable fees of one firm of attorneys per jurisdiction and per practice area, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower, any of the Subsidiaries or any of the Guarantors, or any Environmental Liability related in any way to the Borrower, the Subsidiaries or the Guarantors, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such Agent or Lender; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.05(b) may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by Indemnitees or any of them.

(c)                                 To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under Section 9.05(a) or 9.05(b) (but without affecting the obligations of the Borrower to make such payment), each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments (including the Revolving Commitment) at the time.

(d)                                To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

(e)                                 The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

9.06.       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at that time and from time to time thereafter while such Event of Default is subsisting, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

9.07.       Applicable Law.  THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS (EXCEPT AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

9.08.       Waivers; Amendment.

(a)                                 No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the

Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the definition of “Pro Rata Share” or the provisions of this Section or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.04) or all or substantially all of the Collateral, without the prior written consent of each Lender or (iv) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c)                                 To the extent required by any Gaming Law, the Borrower shall notify all relevant Gaming Authorities of any amendment to this Agreement or any Loan Document.

9.09.       Application of Gaming Laws.

(a)                                 This Agreement and the other Loan Documents are subject to Gaming Laws and laws involving the sale and distribution of liquor (the “Liquor Laws”). Without limiting the foregoing, each of the Administrative Agent and the Lenders acknowledges that (i) it is subject to the jurisdiction of the Gaming Authorities or Governmental Authorities enforcing such Gaming Laws or Liquor Laws (and to be called forward by such Gaming Authorities or Governmental Authorities), in their discretion, for licensing, qualification or findings of suitability or to file or provide other information and (ii) all rights, remedies and powers in or under this Agreement and the other Loan Documents, including with respect to the Collateral and the ownership, possession and operation of facilities subject to the jurisdiction of the Gaming Authorities, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the relevant Gaming Authorities.  For the avoidance of doubt, each of the parties hereto acknowledge that, with respect to any Collateral held in the State of Louisiana, the gaming laws in such state provide that a licensed owner or any other Person may not sell, transfer, lease, hypothecate, borrow or loan money against an owner’s license and therefore, in no event shall the Collateral include any Louisiana gaming license or any interest therein and each of the parties hereto hereby acknowledge and agree that they have no interest in, or rights with respect to, any Louisiana gaming license.

(b)                                Each of the Administrative Agent and the Lenders agrees to cooperate with all Gaming Authorities in connection with the provision of such documents and other information as may be requested by such Gaming Authorities relating to the Loan Parties or Loan Documents.

(c)                                 Each of the Administrative Agent and the Lenders acknowledges and agrees that if the Borrower receives a notice from any applicable Gaming Authority that a Lender is a Disqualified Lender (and such Lender is notified by the Borrower and the Administrative Agent in writing of such disqualification), the Borrower shall have the right to (i) cause such Disqualified Lender to transfer and assign, without recourse (in accordance with Section 9.04) all of its interests, rights and obligations in Loans or Commitments or (ii) in the event that (A) the Borrower is unable to assign such Lender’s Loans or Commitments after using its best efforts to cause such an assignment and (B) no Default or Event of Default has occurred and is continuing, prepay such Disqualified Lender’s Loans and terminate its Commitments; provided, however, that in the event that a Lender is disqualified by any Gaming Authority, the Disqualified Lender must transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement at par value to any other Lender who agrees to accept such assignment regardless of whether a Default or Event of Default has occurred or is continuing.  Notice to such Disqualified Lender shall be given ten days prior to the required date of assignment or prepayment, as the case may be, and shall be accompanied by evidence demonstrating that such transfer or prepayment is required pursuant to Gaming Laws. Upon receipt of a notice in accordance with the foregoing, the Disqualified Lender shall cooperate with the Borrower in effectuating the required assignment or prepayment within the time period set forth in such notice and, in any event, not to be less than the minimum notice period set forth in the foregoing sentence. Notwithstanding anything herein to the contrary, any prepayment of a Disqualified Lender’s Loans pursuant to this Section 9.09(c) shall be at a price equal to the lesser of (i) an amount equal to the sum of the principal amount of such Loans and interest at the date such Lender became a Disqualified Lender (plus any Fees and other amounts accrued for the account of such Disqualified Lender to the date such Lender became a Disqualified Lender), (ii) the price at which such Lender acquired its Loans and interest to the date such Lender became a Disqualified Lender (plus Fees and other amounts accrued for the account of such Disqualified Lender to the date such Lender became a Disqualified Lender), (iii) such lower price as may be reasonably available in the syndicated loan market for the assignment of such Loans and (iv) such other amount as may be required by any such Gaming Authority.

(d)                                If during the existence of an Event of Default hereunder or under any of the other Loan Documents it shall become necessary or, in the opinion of the Required Lenders, advisable for an agent, supervisor, receiver or other representative of the Administrative Agent or the Lenders to become licensed or found qualified under any Gaming Law as a condition of receiving the benefit of the Collateral encumbered by the Security Documents or other Loan Documents or to otherwise enforce the rights of the Administrative Agent and the Lenders under the Loan Documents, the Borrower hereby agrees to consent to the application for such license or qualification and to execute such further documents as may be required in connection with the evidencing of such consent.

(e)                                 For the avoidance of doubt, each of the Administrative Agent and the Lenders acknowledge that, with respect to any Collateral held in Indiana, Indiana Code 4-33-4-21 provides that a licensed owner or any other person may not lease, hypothecate, borrow or loan money against an owner’s license. Therefore, in no event shall the Collateral include any Indiana gaming license or any interest therein and each of the Administrative Agent and the Lenders hereby acknowledge, confirm and agree that they have no interest in, or rights with respect to, any Indiana gaming license.

9.10.       Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.10 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

9.11.       Entire Agreement.  This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.  For the avoidance of doubt, the terms and conditions set forth in this Agreement (including but not limited to the Commitments of the Lenders hereunder) shall supersede the terms and conditions set forth in the Commitment Letter and the Commitment Letter shall be deemed to be null and void in all respects.

9.12.       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

9.13.       Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or the Administrative Agent, the Collateral Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.14.       Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.15.       Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is expressly not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.16.       Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or ..pdf  transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

9.17.       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

9.18.       Jurisdiction; Consent to Service of Process.

(a)                                 The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if that court does not have subject matter jurisdiction, in any New York State court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b)                                The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.19.       Confidentiality.  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its Affiliates’ officers, directors, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.19, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, any Subsidiary or any Guarantor or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.19. For the purposes of this Section, “Information” shall mean all information received from the Borrower or any Guarantor and related to the Borrower or any Guarantor or their businesses, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a non confidential basis prior to its disclosure by the Borrower or any Guarantor; provided that, in the case of Information received from the Borrower or any Guarantor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.19 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

9.20.       USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

9.21.       Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that Administrative Agent and/or its Affiliates and their respective Related Funds from time to time may hold investments in, and make other loans to, or have other relationships with any of the Loan Parties and their respective Affiliates, including the ownership, purchase and sale of equity interests in the Borrower or the Guarantors, and each Loan Party and each Lender hereby expressly consents to such relationships.

9.22.       Effective Date.  This Agreement shall become effective on the date on which the Borrower, the Administrative Agent, the Collateral Agent and the Lenders set forth on Schedule 2.01 hereto (the “Signing Date Lenders”) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Signing Date Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile notice (actually received) that the same has been signed and mailed to it.  On the date (the “Effective Date”) when each of the conditions precedent set forth in Section 4.02 shall have been either met or waived by the Administrative Agent, the obligations under this Agreement arising as of the Effective Date shall be in full force and effect.  For the avoidance of doubt, notwithstanding anything herein to the contrary, the Commitments of each Signing Date Lender hereunder shall be effective as of the date such Lender has executed its counterpart hereof.

9.23.       Obligations of Loan Parties Prior to the Effective Date.

Neither this Agreement nor any other Loan Document shall commit or otherwise obligate the Borrower or any other Loan Party to cause the occurrence of the Effective Date.

*              *              *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TROPICANA ENTERTAINMENT INC.

By:	/s/ Scott C. Butera
Name:	Scott C. Butera
Title:	President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ICAHN AGENCY SERVICES LLC, as Administrative Agent and Collateral Agent

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	CCO

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Icahn Partners LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Compliance Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Icahn Partners Master Fund LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Compliance Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Icahn Partners Master Fund II L.P.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Compliance Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Icahn Partners Master Fund III L.P.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Compliance Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Icahn Capital LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Compliance Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

PAR Investment Partners, L.P. By: PAR Group, L.P. as its general partner By: PAR Capital Management, Inc. as its general partner

By:	/s/ Gina DiMento
Name:	Gina DiMento
Title:	General Counsel

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

SOF INVESTMENTS, L.P.

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

RESTORATION SPECIAL OPPORTUNITIES MASTER LTD

By:	/s/ Pamela M. Lawrence
Name:	Pamela M. Lawrence
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

RESTORATION HOLDINGS LTD

By:	/s/ Pamela M. Lawrence
Name:	Pamela M. Lawrence
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

WHITEHORSE III, LTD. By: WhiteHorse Capital Partners, L.P., as Collateral Manager By: WhiteRock Asset Advisor, LLC, its G.P.

By:	/s/ Ethan Underwood
Name:	Ethan Underwood
Title:	Portfolio Manager

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

DK ACQUISITION PARTNERS, L.P. By: M.H. Davidson & Co., Its G.P.

By:	/s/ Avi Friedman
Name:	Avi Friedman
Title:	General Partner/M.H. Davidson & Co

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

SCHULTZE APEX MASTER FUND, LTD.

By:	/s/ George J. Schultze
Name:	George J. Schultze
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

ARROW DISTRESSED SECURITIES FUND

By:	/s/ George J. Schultze
Name:	George J. Schultze
Title:	Managing Member of Investment Manager

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Citigroup Financial Products, Inc.

By:	/s/ Brian Blessing
Name:	Brian Blessing
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Wexford Spectrum Investors LLC

By:	/s/ Jack Doyle
1.	Name: Jack Doyle
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Debello Investors LLC

By:	/s/ Jack Doyle
Name:	Jack Doyle
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

SPCP GROUP, LLC

By:	/s/ Michael Gatto
Name:	Michael Gatto
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

SPCP GROUP III LLC

By:	/s/ David Steinmetz
2.	Name: David Steinmetz
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Manchester Securities Corp.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

ARES IIIR/IVR CLO LTD.

By: ARES CLO MANAGEMENT IIIR/IVR, L.P.

By: ARES CLO GP IIIR/IVR, LLC, ITS GENERAL PARTNER

By: ARES MANAGEMENT LLC, ITS MANAGER

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Ares IIR CLO Ltd.

By: Ares CLO Management IIR, L.P., Investment Manager

By: Ares CLO GP IIR, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

ARES VR CLO Ltd.

By: Ares CLO Management VR, L.P., Investment Manager

By: Ares CLO GP VR, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

ARES VII CLO Ltd.

By: Ares CLO Management VII, L.P., Investment Manager

By: Ares CLO GP VII, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

ARES VIII CLO Ltd.

By: Ares CLO Management VIII, L.P., Investment Manager

By: Ares CLO GP VIII, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

ARES IX CLO Ltd.

By: Ares CLO Management IX, L.P., Investment Manager

By: Ares CLO GP IX, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

ARES X CLO Ltd.

By: Ares CLO Management X, L.P., Investment Manager

By: Ares CLO GP X, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

Ares VIR CLO Ltd.

By: Ares CLO Management VIR, L.P., Investment Manager

By: Ares CLO GP VIR, LLC, Its General Partner

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2009, AMONG TROPICANA ENTERTAINMENT INC., THE LENDERS PARTY THERETO AND ICAHN AGENCY SERVICES LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

ARES XI CLO Ltd.

By: ARES CLO MANAGEMENT XI, L.P.

By: ARES CLO GP XI, LLC, ITS GENERAL PARTNER

By: ARES MANAGEMENT LLC, ITS MANAGER

By:	/s/ Americo Cascella
Name:	Americo Cascella
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

Schedule 2.01
Lenders and Commitments

Winmar/Tropicana Opco Term Loan and Revolver
Global Balance

#	Lender	Amounts

1	Icahn Partners LP	24,750,066.88
2	Icahn Partners Master Fund LP	29,433,042.38
3	Icahn Partners Master Fund II L.P.	10,580,423.03
4	Icahn Partners Master Fund III L.P.	4,012,472.89
5	Icahn Capital LP	2,669,362.68
6	PAR Investment Partners, L.P.	2,424,114.10
7	SOF Investment, L.P.	2,316,982.14
8	Restoration Holdings Ltd	2,376,530.56
9	Restoration Special Opportunities Master Ltd	264,058.38
10	WHITEHORSE III LTD	540,965.38
11	DK Acquisition Partners, L.P.	1,758,339.22
12	SCHULTZE APEX MASTER FUND LTD	1,000,000.00
13	ARROW DISTRESSED SEC FD	2,500,000.00
14	Citigroup Financial Products Inc.	782,397.48
15	Wexford Spectrum Investors LLC	5,623,957.35
16	Debello Investors LLC	1,076,051.25
17	SPCP GROUP LLC	10,000,000.00
18	SPCP Group III, LLC	5,000,000.00
19	Manchester Securities Corp	20,000,000.00
20	ARES IIIR/IVR CLO LTD	509,736.07
21	ARES IIR CLO LTD.	185,358.57
22	ARES IX CLO LTD	301,207.68
23	ARES VII CLO LTD	301,207.68
24	ARES VIII CLO LTD	278,166.21
25	ARES VIR CLO LTD.	301,207.68
26	ARES VR CLO LTD	301,207.68
27	ARES X CLO LTD	203,408.07
28	ARES XI CLO LTD	509,736.07
	Total Term Loan	130,000,000.00

1	Icahn Partners LP	7,197,297.00
2	Icahn Partners Master Fund LP	8,559,102.00
3	Icahn Partners Master Fund II L.P.	3,076,778.00
4	Icahn Partners Master Fund III L.P.	1,166,823.00
	Total Revolver Loan	20,000,000.00

EXHIBIT A

FORM OF

TROPICANA ENTERTAINMENT INC.

ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via Fax to the attention of Agency Administration at Icahn Agency Services LLC as soon as possible, at Fax No. (212) 688-1158.

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION :

GENERAL INFORMATION — LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip-Code:

Phone Number:

Fax Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

TAX WITHHOLDING:

Nonresident Alien	Y* N

*Form 4224 Enclosed

Tax ID Number

POST-CLOSING ONGOING ADMIN. CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS — BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which

funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

MAILINGS:

Please specify the person to whom the Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person’s name and Fax number and we will Fax a copy of the questionnaire. If you have any questions about this form, please call Agency Administration at Icahn Agency Services LLC.

EXHIBIT B

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of December 29, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tropicana Entertainment Inc., (the “Borrower”), the Lenders (as defined therein), and Icahn Agency Services LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

1. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.17(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and all applicable tax forms and (iii) if required by Section 9.04(b) of the Credit Agreement, a processing and recordation fee of $3,500.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Assignee’s Address for Notices:

Effective Date of Assignment (“Effective Date”):

1

Percentage Assigned (set
forth, to at least 8 decimals, as
a percentage of the facility and
the aggregate Loans and
Loan/Commitments	Principal Amount Assigned(1)	Commitment of all Lenders)
	$		%

[Remainder of page intentionally left blank]

(1)                           Amount assigned is governed by Section 9.04(b) of the Credit Agreement.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:
ICAHN AGENCY SERVICES LLC,
as Administrative Agent,

By:
Name:
Title:

[TROPICANA ENTERTAINMENT INC.
By:
Name:
Title:](1)

2

(1) Consent of the Borrower applicable only to the extent no Event of Default has occurred and is continuing.

3

EXHIBIT C

FORM OF

BORROWING REQUEST

Icahn Agency Services LLC, as Administrative Agent for

the Lenders referred to below,

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention: Keith Cozza, Closing Administration

[DATE](1)

Ladies and Gentlemen:

The undersigned, Tropicana Entertainment Inc. (the “Borrower”), refers to the Credit Agreement dated as of December 29, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders (as defined therein), and Icahn Agency Services LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives the Administrative Agent notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(1)                                                                                  Administrative Agent must be notified by telephone (with such telephonic notification to be confirmed promptly by hand delivery or fax) [  ], not later than 10:00 a.m., New York City time, two (2) Business Days before a proposed Borrowing.

(A) Date of Borrowing

(which shall be a Business Day)

(B) Account Number and Location

(C) Principal Amount of Borrowing

1

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of the Borrowing requested above, the matters specified in Sections 2.04, 4.01(b) and 4.01(c) of the Credit Agreement shall have been satisfied.

TROPICANA ENTERTAINMENT INC.

By:
Name:
Title:

2